                                                                   EXHIBIT 10(d)
================================================================================



                                CREDIT AGREEMENT
                              (MULTI-YEAR FACILITY)


                           Dated as of August 20, 1997


                                      among


                              SCIENCE APPLICATIONS
                            INTERNATIONAL CORPORATION

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent

                          MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                              as Syndication Agent

                               CITICORP USA, INC.,
                             as Documentation Agent

                                       and

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO



[BANCAMERICA LOGO]                 Arranged by

                          BANCAMERICA SECURITIES, INC.



================================================================================

                                TABLE OF CONTENTS



                                                                                         Page
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
Section 1
DEFINITIONS AND ACCOUNTING TERMS.........................................................  1
            1.1  Defined Terms...........................................................  1
            1.2  Performance; Time....................................................... 29
            1.3  Accounting Principles................................................... 30
            1.4  Use of Defined Terms.................................................... 30
            1.5  Rounding................................................................ 30
            1.6  Exhibits and Schedules.................................................. 30
            1.7  References to "Borrower and its Subsidiaries"........................... 30
            1.8  Miscellaneous Terms..................................................... 30

Section 2
COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES.......................................... 31
            2.1  The Commitments......................................................... 31
            2.2  Borrowings, Conversions and Continuations of Committed Loans............ 31
            2.3  Competitive Loans....................................................... 32
            2.4  Prepayments ............................................................ 35
            2.5  Voluntary Reduction of Commitments...................................... 35
            2.6  Mandatory Reductions in Commitments..................................... 36
            2.7  Principal and Interest.................................................. 36
            2.8  Fees.................................................................... 37
                             (a)  Facility Fee........................................... 37
                             (b)  Agency Fee............................................. 37
            2.9  Computation of Fees and Interest........................................ 37
            2.10 Manner and Treatment of Payments among the Banks, Borrower and the
                   Administrative Agent.................................................. 38
            2.11 Funding Sources......................................................... 39

Section 3
TAXES, YIELD PROTECTION AND ILLEGALITY................................................... 39
            3.1  Taxes................................................................... 39
            3.2  Illegality.............................................................. 40
            3.3  Increased Costs and Reduction of Return................................. 40
            3.4  Capital Adequacy........................................................ 41
            3.5  Breakfunding Costs...................................................... 41
            3.6  Inability to Determine Rates............................................ 42
            3.7  Matters Applicable to all Requests for Compensation..................... 42

Section 4
CONDITIONS............................................................................... 44
            4.1  Conditions Precedent to Closing Date.................................... 44
                   (a)  Credit Agreement................................................. 44
                   (b)  Notes............................................................ 44
                   (c)  Resolutions; Incumbency of Borrower.............................. 44

                                                                                         Page
                                                                                         ----
                   (d)  Articles of Incorporation; By-Laws and Good Standing of
                          Borrower....................................................... 44
                   (e)  Officer's Certificate............................................ 44
                   (g)  Payment of Agency Fee............................................ 45
                   (h)  Other Documents.................................................. 45
            4.2  Conditions Precedent to Effective Date.................................. 45
                   (a)  Completion of Bellcore Acquisition............................... 45
                   (b)  Officer's Certificate re Bellcore Acquisition.................... 46
                   (c)  Termination of Existing Agreements............................... 46
                   (d)  Supplements to Schedules......................................... 46
                   (e)  Payment of Attorney Costs........................................ 46
            4.3  Any Extensions of Credit................................................ 46
                   (a)  Request for Extension of Credit.................................. 46
                   (b)  Continuation of Representations and Warranties................... 46
                   (c)  No Existing Default.............................................. 47

Section 5
REPRESENTATIONS AND WARRANTIES........................................................... 47
            5.1  Corporate Existence and Power........................................... 47
            5.2  Corporate Authorization; No Contravention............................... 47
            5.3  Governmental Authorization.............................................. 48
            5.4  Binding Effect.......................................................... 48
            5.5  Litigation.............................................................. 48
            5.6  No Event of Default..................................................... 48
            5.7  ERISA Compliance........................................................ 49
            5.8  Regulations G, T, U and X............................................... 50
            5.9  Taxes................................................................... 50
            5.10  Financial Condition.................................................... 50
            5.11  Environmental Matters.................................................. 50
            5.12  Subsidiaries........................................................... 51
            5.13  Insurance  ............................................................ 51
            5.14  Full Disclosure........................................................ 51
            5.15  Public Utility Holding Company Act; Investment Company Act............. 51
            5.16  Title to Properties.................................................... 51

Section 6
AFFIRMATIVE COVENANTS.................................................................... 51
            6.1  Financial Statements.................................................... 51
            6.2  Certificates; Other Information......................................... 52
            6.3  Notices................................................................. 53
            6.4  Preservation of Corporate Existence, Etc................................ 53
            6.5  Maintenance of Property................................................. 54
            6.6  Insurance............................................................... 54
            6.7  Compliance with Laws.................................................... 54
            6.8  Inspection of Property and Books and Records............................ 54
            6.9  Environmental Laws...................................................... 55
            6.10  Use of Proceeds........................................................ 55

                                                                                         Page
                                                                                         ----
Section 7
NEGATIVE COVENANTS....................................................................... 55
            7.1  Liens, Negative Pledges................................................. 55
            7.2  Dispositions............................................................ 56
            7.3  Mergers................................................................. 56
            7.4  Limitation on Guaranty Obligations...................................... 57
            7.5  Synthetic Leases........................................................ 57
            7.6  Compliance with ERISA................................................... 57
            7.7  Consolidated Net Worth.................................................. 58
            7.8  Leverage Ratio.......................................................... 58
            7.9  Annualized Interest Coverage Ratio...................................... 58
            7.10 Bellcore Funded Debt Ratio.............................................. 58
            7.11 Accounting Changes...................................................... 58
            7.12 Change in Nature of Business............................................ 58

Section 8
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT..................................... 59
            8.1  Events of Default....................................................... 59
                   (a)  Non-Payment...................................................... 59
                   (b)  Representation or Warranty....................................... 59
                   (c)  Specific Defaults................................................ 59
                   (d)  Other Defaults................................................... 59
                   (e)  Cross Default.................................................... 59
                   (f)  Insolvency; Voluntary Proceedings................................ 60
                   (g)  Involuntary Proceedings.......................................... 60
                   (h)  ERISA............................................................ 60
                   (i)  Monetary Judgments............................................... 61
                   (j)  Change in Control................................................ 61
            8.2  Remedies Upon Event of Default.......................................... 61

Section 9
THE ADMINISTRATIVE AGENT................................................................. 63
            9.1  Appointment and Authorization........................................... 63
            9.2  Administrative Agent and Affiliates..................................... 63
            9.3  Banks' Credit Decisions................................................. 63
            9.4  Action by Administrative Agent.......................................... 64
            9.5  Liability of Administrative Agent....................................... 65
            9.6  Indemnification......................................................... 66
            9.7  Successor Administrative Agent.......................................... 67
            9.8  No Obligations of Borrower.............................................. 67
            9.9  Documentation Agent; Syndication Agent.................................. 68

Section 10
MISCELLANEOUS............................................................................ 68
            10.1  Amendments; Consents................................................... 68
            10.2  Notices................................................................ 69
            10.3  No Waiver; Cumulative Remedies......................................... 69
            10.4  Costs and Expenses..................................................... 70
            10.5  Binding Effect; Assignment............................................. 70
            10.6  Sharing of Setoffs..................................................... 72
            10.7  Counterparts........................................................... 73
            10.8  Severability........................................................... 73

                                                                                         Page
                                                                                         ----
            10.9   No Third Parties Benefited............................................ 73
            10.10  Time.................................................................. 74
            10.11  GOVERNING LAW AND JURISDICTION........................................ 74
            10.12  WAIVER OF JURY TRIAL.................................................. 74
            10.13  Entire Agreement...................................................... 75
            10.14  Interpretation........................................................ 75
            10.15  Nature of Banks' Obligations.......................................... 75
            10.16  Indemnity by Borrower................................................. 75
            10.17  Nonliability of the Banks............................................. 76
            10.18  Failure to Charge Not Subsequent Waiver............................... 76
            10.19  Headings.............................................................. 77
            10.20  Foreign Banks and Participants........................................ 77
            10.21  Confidentiality....................................................... 78

EXHIBITS

                             Form of:

        A                    Request for Extension of Credit
        B                    Compliance Certificate
        C                    Committed Loan Note
        D-1                  Competitive Bid Request
        D-2                  Competitive Bid
        D-3                  Competitive Loan Note
        E                    Notice of Assignment and Acceptance
        F                    Opinion of Corporate Counsel


SCHEDULES

        2.1                  Commitments and Pro Rata Shares
        4.2(a)(i)            Certain Amendments to Bellcore Purchase Agreements
        5.7                  ERISA Plans
        5.12                 Subsidiaries
        7.1                  Existing Liens
        7.2                  Certain Permitted Dispositions
       10.2                  Lending Offices and Notice Addresses

                                CREDIT AGREEMENT
                              (MULTI-YEAR FACILITY)



         This CREDIT AGREEMENT (MULTI-YEAR FACILITY) dated as of August 20, 1997 is entered into by and among SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, the "Banks" and individually, a "Bank") and Bank of America National Trust and Savings Association, as Administrative Agent.


                                    RECITALS

         A. Concurrently herewith, Borrower is completing the Bellcore Acquisition and, in connection therewith, Borrower has requested that the Banks provide a reducing revolving credit facility hereunder to fund the purchase price for the Bellcore Acquisition and for general corporate purposes.

         B. The Banks are willing to provide a credit facility on the terms and conditions set forth herein.


         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    Section 1
                        DEFINITIONS AND ACCOUNTING TERMS


         1.1 Defined Terms. As used in this Agreement, the following terms will have the following meanings, unless the context otherwise requires:

         "Absolute Rate" means a rate of interest for a Competitive Loan determined from an Absolute Rate Bid that has been accepted by Borrower.

         "Absolute Rate Bid" has the meaning set forth in Section 2.3(b).

         "Administrative Agent" means Bank of America National Trust and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

         "Administrative Agent's Office" means the Administrative Agent's address and account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

         "Administrative Agent-Related Persons" means the Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall the Bank be deemed an "Affiliate" of Borrower or of any Subsidiary of Borrower.

         "Agreement" means this Credit Agreement, as amended, supplemented, modified, restated or extended from time to time in accordance with the terms hereof.

         "Annualized EBITDA" means, as of the last day of each Fiscal Quarter,
(a) EBITDA of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters plus, without duplication, (b) with respect to Bellcore, such amount as is necessary to reflect the annualization of EBITDA attributable to Bellcore using the following conventions: (i) if the Bellcore Acquisition was made less than one full Fiscal Quarter ago, no annualization adjustment shall be made, (ii) if the Bellcore Acquisition was made more than one full Fiscal Quarter ago, but less than two full Fiscal Quarters ago, Bellcore's EBITDA for that Fiscal Quarter shall be multiplied by four, (iii) if the Bellcore Acquisition was made more than two full Fiscal Quarters ago, but less than three full Fiscal Quarters ago, Bellcore's EBITDA for those Fiscal Quarters shall be multiplied by two and (iv) if the Bellcore Acquisition was made more than three full Fiscal Quarters ago, but less than four full Fiscal Quarters ago, Bellcore's EBITDA for those Fiscal Quarters shall be multiplied by four thirds (4/3).

         "Annualized Interest Expense" means, as of the last day of each Fiscal Quarter, (a) Interest Expense of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters plus (b) for the first year after the Bellcore Acquisition, such amount as is necessary to reflect the annualization of Interest Expense using the following conventions: (i) if the Bellcore Acquisition was made less than one full Fiscal Quarter ago, no annualization adjustment shall be made, (ii) if the Bellcore Acquisition was made more than one full Fiscal Quarter ago, but less than two full Fiscal Quarters ago, Interest Expense for that Fiscal Quarter shall be multiplied by four, (iii) if the Bellcore Acquisition was made more than two full Fiscal Quarters ago, but less than three full Fiscal Quarters ago, Interest Expense for those Fiscal Quarters shall be multiplied by two and (iv) if the Bellcore Acquisition was made more than three full Fiscal Quarters ago, but less than four full Fiscal Quarters ago, Interest Expense for those Fiscal Quarters shall be multiplied by four thirds (4/3).

         "Annualized Interest Coverage Ratio" means, as of the last day of each Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Annualized EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters to (b) Annualized Interest Expense for that fiscal period.

         "Applicable Amount" means, (a) with respect to any Offshore Rate Loan or CD Rate Loan, the per annum amounts set forth below under Applicable Amount opposite the Pricing Level in effect on the date such Offshore Rate Loan or CD Rate Loan is borrowed, Continued or Converted (notwithstanding any subsequent change in the Pricing Level during the Interest Period applicable to such Offshore Rate Loan) and (b) with respect to the facility fee, the per annum amount set forth below under Applicable Amount opposite the Pricing Level in effect from time to time; provided, however, that until delivery of the Compliance Certificate pursuant to Section 6.2(a) for the first full Fiscal Quarter after the Fiscal Quarter within which the Bellcore Acquisition was consummated , the Applicable Amount shall be based on Pricing Level 2:

          ====================================================================
                                            Applicable Amount
                                        (in basis points per annum)
            Pricing        ---------------------------------------------------
             Level           Facility Fee      Offshore Rate +     CD Rate +
          --------------------------------------------------------------------
               1                  7.5               15.0               27.5
          --------------------------------------------------------------------
               2                  9.0               21.0               33.5
          --------------------------------------------------------------------
               3                 12.0               23.0               35.5
          --------------------------------------------------------------------
               4                 14.5               28.0               40.5
          --------------------------------------------------------------------
               5                 17.0               45.5               68.0
          ====================================================================

                  "Pricing Level" means, as of any date, the pricing level set forth below opposite (a) the most creditworthy applicable Pricing Rating or (b) the applicable Annualized Interest Coverage Ratio, whichever results in the lowest Applicable Amount, in each case as in effect as of the first day of the Pricing Period in which such date occurs:

                    Pricing                                                                     Annualized
Interest            Level                               Pricing Rating                         Coverage Ratio
                    -----                               --------------                         --------------
                                                         S&P   Moody's

                      1        GREATER THAN OR EQUAL TO  A-      A3      GREATER THAN OR EQUAL TO  9.50:1
                      2        GREATER THAN OR EQUAL TO  BBB+   Baa1     GREATER THAN OR EQUAL TO  7.75:1 but
LESS THAN 9.50:1
                      3        GREATER THAN OR EQUAL TO  BBB    Baa2     GREATER THAN OR EQUAL TO  6.25:1 but
LESS THAN 7.75:1
                      4        GREATER THAN OR EQUAL TO  BBB-   Baa3     GREATER THAN OR EQUAL TO  4.50:1 but
LESS THAN 6.25:1
                      5                       LESS THAN  BBB-   Baa3                    LESS THAN  4.50:1

         provided, however, that if there is no Pricing Rating, the Applicable Amount shall be based solely on the Annualized Interest Coverage Ratio; provided, further, that if the Compliance Certificate is not delivered by the date required by the Section 6.2(a) at any time when the Applicable Amount is determined by the Annualized Interest Coverage Ratio, then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required to be delivered until the date such Compliance Certificate is delivered, the Applicable Amount set forth for Level 5 above shall apply; from and after the date such Compliance Certificate is thereafter received, the

         Applicable Amount indicated by the Annualized Interest Coverage Ratio set forth in such Compliance Certificate shall apply.

                  "Pricing Level Change Date" means (a) with respect to any change in the Pricing Rating which results in a change in the Applicable Amount, the date of the public announcement of the change in such Pricing Rating or (b) with respect to any change in the Annualized Interest Coverage Ratio which results in a change in the Applicable Amount, the date upon which Borrower is required by Section 6.2(a) to deliver such Compliance Certificate.

                  "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Pricing Level Change Date to occur thereafter and (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.

                  "Pricing Rating" means, as of any date of determination, the rating, if any, of Borrower's senior unsecured debt, as determined by either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's); provided, that if Borrower's senior unsecured debt is rated by both of such rating agencies, then the more creditworthy of such credit ratings shall apply unless there is a split rating of two grades or more, in which case the median of the two ratings shall apply.

         "Applicable Taxes" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority relating to any Loan Document, including any liabilities imposed on amounts paid by Borrower to indemnify or reimburse any Person for such amounts, excluding Bank Taxes.

         "Arranger" means BancAmerica Securities, Inc.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Availability Period" means the period commencing on the Effective Date and ending, subject to Section 8, on the day before the Maturity Date.

         "Bank" means each lender from time to time party hereto.

         "Bank Taxes" means, in the case of each Bank, the Administrative Agent, each Eligible Assignee, and any Affiliate or Lending Office thereof: (a) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (b) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Authority in each case after the date hereof) or (c) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 10.20, to the extent such forms are then required by any Requirement of Law.

         "Base Rate" means the higher of: (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate," which is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Committed Loan made hereunder and specified to be a Base Rate Loan in accordance with Section 2.

         "Bellcore" means Bell Communications Research, Inc., a Delaware corporation.

         "Bellcore Acquisition" means Borrower's acquisition of Bellcore pursuant to the Bellcore Purchase Agreement.

         "Bellcore Funded Debt" means, at any date of determination, for Bellcore, an amount equal to the sum of, without duplication, (a) all Indebtedness of Bellcore for borrowed money plus (b) the principal portion of all Capital Lease Obligations of Bellcore plus (c) all Guaranty Obligations of Bellcore with respect to Funded Debt of others plus (d) all obligations of Bellcore under Permitted Accounts Receivable Financings, in each case determined as of such date.

         "Bellcore Funded Debt Ratio" means, as of the last day of each Fiscal Quarter of Borrower (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year) after completion of the Bellcore Acquisition, the ratio of (a) Bellcore Funded Debt to (b) Bellcore's EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

         "Bellcore Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, Properties or financial condition of Bellcore and its Subsidiaries, taken as a whole; or (b) the legality, validity, binding effect or enforceability of the Bellcore Purchase Agreement.

         "Bellcore Purchase Agreement" means the Stock Purchase Agreement dated as of November 20, 1996 among Borrower, Bellcore and the sellers named therein, as amended, including the exhibits and schedules thereto.

         "BofA" means Bank of America National Trust and Savings Association, a national banking association.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means any such day on which dealings are carried on in the London offshore dollar interbank market.

         "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law (provided that if such guideline, request or directive does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to such Bank), rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of such Bank or of any corporation controlling such Bank.

         "Capital Lease" has the meaning specified in the definition of Capital Lease Obligations.

         "Capital Lease Obligations" means all monetary obligations of Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

         "CD Rate" means, for any Interest Period with respect to CD Rate Loans comprising part of the same Borrowing, the per annum rate of interest (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) as follows:

         CD Rate = Certificate of Deposit Rate  + Assessment
                   ---------------------------       Rate
                    1.00 - Reserve Percentage

         Where:

                  "Assessment Rate" means, for any day of such Interest Period, the rate determined by the Administrative Agent as equal to the annual assessment rate in effect on such day payable to the FDIC (or any successor) by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section327.4(a) (or any successor provisions) for insuring time deposits at offices of such member in the United States.

                  "Certificate of Deposit Rate" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates notified to the Administrative Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Administrative Agent on the first day of such Interest Period.

                  "Reserve Percentage" means, for any day of such Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Administrative Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the Federal Reserve Board pursuant to Regulation D promulgated under the

         Federal Reserve Act, as amended from time to time, for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

         The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

         "CD Rate Loan" means a Loan that bears interest based on the CD Rate.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by the Banks and the Administrative Agent.

         "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

         "Commitment" means, for each Bank, the amount set forth as such opposite such Bank's name on Schedule 2.1 under Commitment, as such amount may be reduced pursuant to the terms of this Agreement (collectively, the combined "Commitments"). The respective Pro Rata Shares of the Banks in the combined Commitments are set forth in Schedule 2.1.

         "Committed Loan" means a revolving Loan made to Borrower by any Bank in accordance with its Pro Rata Share under that Bank's Commitment pursuant to
Section 2.1(a).

         "Committed Loan Note" means the promissory note made by Borrower in favor of a Bank evidencing such Bank's Committed Loans, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Committed Loan Notes").

         "Competitive Bid" means (a) a written bid delivered to the Administrative Agent to provide Competitive Loans, substantially in the form of Exhibit D-2, duly completed and signed by a Bank, or (b) a telephonic bid made by a Bank to the Administrative Agent to provide Competitive Loans including the substance of Exhibit D-2, promptly confirmed by a written Competitive Bid.

         "Competitive Bid Maximum" means the maximum amount(s) a Bank is willing to bid under a Competitive Bid for all

Competitive Loans included therein and/or individual Competitive Loans included therein.

         "Competitive Bid Request" means (a) a written request delivered to the Administrative Agent requesting Competitive Bids, substantially in the form of Exhibit D-1, duly completed and signed by a Responsible Officer, or (b) a telephonic request made by a Responsible Officer to the Administrative Agent requesting Competitive Bids including the substance of Exhibit D-1, promptly confirmed by a written Competitive Bid Request.

         "Competitive Loan" means a Loan made by any Bank having a fixed interest rate under the combined Commitments not determined by that Bank's Pro Rata Share pursuant to Section 2.3.

         "Competitive Loan Minimum Amount" means, with respect to each of the following actions with respect to each type of Competitive Loan, the following amounts set forth opposite such action under such type of Competitive Loan (a reference to "Competitive Loan Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth on the last line below):

                                       Absolute            Offshore
         Type of Action              Rate Minimum        Rate Minimum
         --------------              ------------        ------------
         Competitive Bid
         Requests                     $5,000,000          $5,000,000

         Competitive Bids             $1,000,000          $5,000,000

         Competitive Loans            $1,000,000          $5,000,000

                              -----------------------

         Multiples in excess
         of above amounts             $  500,000          $1,000,000

         "Competitive Loan Note" means the promissory note made by Borrower in favor of a Bank evidencing the Competitive Loans made by that Bank, substantially in the form of Exhibit D-3, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Competitive Loan Notes").

                    "Competitive Loan Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action (all times are California time):

                                                              Date:
                                                    Absolute           Offshore
        Action                   Time               Rate               Rate
        ------                   ----               ---------          --------
        Competitive Bid          9:00 a.m.          1 Business         4 Business
        Request                                     Day prior to       Days prior to
                                                    Borrowing          Borrowing Date
                                                    Date

        Competitive Bid          7:30 a.m.          Borrowing          3 Business
                                                    Date               Days prior to
                                                                       Borrowing Date

        (Bid by BofA)            7:15 a.m.          Borrowing          3 Business
                                                    Date               Days prior to
                                                                       Borrowing Date

        Borrower's               8:30 a.m.          Borrowing          3 Business
        Acceptance                                  Date               Days prior to
                                                                       Borrowing Date

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer.

         "Consolidated Funded Debt" means, at any date of determination, for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets plus (b) the principal portion of all Capital Lease Obligations of such Person plus (c) all Guaranty Obligations of such Person with respect to Funded Debt of others, in each case determined as of such date.

         "Consolidated Net Worth" means, at any date of determination, the net worth of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Continuation" and "Continue" each mean, with respect to any Committed Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b) or (c) of the Code.

         "Conversion" and "Convert" each mean, with respect to any Committed Loan, the conversion of one type of Loan into another type of Loan. With respect to Loans other than Base Rate Loans, Conversions must occur on the last day of the Interest Period for such Loan.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means an interest rate equal to the underlying interest rate applicable to such type of Loan plus the Applicable Amount, if any, otherwise applicable plus 2%, to the fullest extent permitted by any Requirement of Law.

         "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America National Trust and Savings Association, as from time to time designated by Borrower by written notification to the Administrative Agent.

         "Disposition" means the voluntary sale, transfer, or other disposition (but not including a pledge or hypothecation except as set forth below in this definition) of any asset of Borrower or any of its Subsidiaries, including without limitation any sale, assignment, pledge, hypothecation, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith, other than a Permitted Disposition.

         "EBITDA" means, for any period, for any Person, an amount equal to the sum of (a) Net Income of such Person for that period, plus (b) Interest Expense of such Person for that period, plus (c) the aggregate amount of consolidated federal and state taxes on or measured by income of such Person and its consolidated Subsidiaries for that period (whether or not payable during that period), plus (d) consolidated depreciation, amortization and all other non-cash expenses of such Person and its consolidated Subsidiaries for that period, in each case as determined in accordance with GAAP.

         "Effective Date" means the date on which all conditions precedent set forth in Section 4.2 are satisfied or waived by the Banks and the Administrative Agent.

         "Eligible Assignee" means (i) a financial institution organized under the laws of the United States, or any state thereof, and having total assets of at least $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets of at least $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary or (iv) another Bank.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), Property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (excluding matters relating to zoning and building permits); including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency

Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary of Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan which is a Materially Underfunded Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan which is a Materially Underfunded Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan which is a Materially Underfunded Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group with respect to a Materially Underfunded Plan; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan which is a Materially Underfunded Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction which would have a Material Adverse Effect; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which Borrower or any of its Subsidiaries may be directly or indirectly liable which would have a Material Adverse Effect.

         "Event of Default" shall have the meaning provided in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Existing Agreements" means (a) that certain Credit Agreement dated as of April 7, 1995 between Borrower and BofA; (b) that certain Credit Agreement dated as of April 7, 1995 between Borrower and Citicorp USA, Inc., (c) that certain Credit Agreement dated as of April 7, 1995 between Borrower and Morgan Guaranty Trust Company of New York and (d) that certain Credit Agreement dated as of June 27, 1996 among Bellcore, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent.

         "Extension of Credit" means the Borrowing, Conversion or Continuation of any Loans (collectively, the "Extensions of Credit").

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

         "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fiscal Quarter" means, as applicable, the fiscal quarter of Borrower, its Subsidiaries and Bellcore.

         "Fiscal Year" means, as applicable, the fiscal year of Borrower, its Subsidiaries and Bellcore.

         "Funded Debt" means, for any period, for any Person, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Person for borrowed money plus (b) the principal portion of all Capital Lease Obligations of such Person plus (c) all Guaranty Obligations of such Person with respect to Funded Debt of others plus (d) all obligations of such Person under Permitted Accounts Receivable Financings.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, central bank or comparable authority, authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

         "Guaranty Obligation" means, as applied to Borrower or any of its Subsidiaries, any direct or indirect liability of that Person with respect to any Indebtedness, lease, letter of credit, surety bond, bankers' acceptance or other obligation (the "primary obligations") of another Person (except Borrower or any of its Subsidiaries) (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all matured or drawn and unreimbursed reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations;
(g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above. Indebtedness shall not include life insurance policy loans secured by the surrender value of such life insurance policy.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in the case of clause (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

         "Interest Expense" means, for any period, for any Person, the sum, without duplication, of total consolidated interest expense (including that portion attributable to Capitalized Leases in conformity with GAAP) of such Person and its consolidated Subsidiaries.

         "Interest Payment Date" means, (a) with respect to any Committed Loan other than a Base Rate Loan, (i) the last day of each Interest Period applicable to, or the maturity of, such Loan; provided, however, that (A) if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls, as applicable, three, six, nine and 12 months after the beginning of such Interest Period; and
(B) if any Interest Period for a CD Rate Loan exceeds 90 days, interest shall also be paid on the date which falls 90 days after the beginning of such Interest Period; (ii) any date that such Loan is prepaid in whole or in part, and (iii) the Maturity Date, and (b) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and the Maturity Date.

         "Interest Period" means, as to any Committed Loan other than a Base Rate Loan, the period commencing on the date specified by Borrower in its Request for Extension of Credit and ending, (i) in the case of Offshore Rate Loans, one, two, three or six months (or, if consented to by all Banks in accordance with Section 2.2(a), nine or 12 months) thereafter, or (ii) in the case of CD Rate Loans, 30, 60, 90 or 180 days thereafter, in each case as selected by Borrower in the Request for Extension of Credit relating thereto; provided that:

                  (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) No Interest Period for any Loan shall extend beyond the Maturity Date.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Administrative Agent.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Funded Debt on
such date to (b) the sum of Consolidated Funded Debt and Consolidated Net Worth as of such date.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or other) or other security interest or encumbrance (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), but not including the interest of a lessor under an Operating Lease.

         "Loan" means any advance made or to be made by any Bank to Borrower as provided in Section 2, and includes each Base Rate Loan, CD Rate Loan, Offshore Rate Loan, Competitive Loan and Committed Loan.

         "Loan Documents" means, collectively, this Agreement, the Notes, any Request for Extension of Credit, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "Margin Stock" means "margin stock" as such term is defined in Regulations G, T, U and X of the Federal Reserve Board.

         "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, Properties or financial condition of Borrower and its Subsidiaries, taken as a whole; or (b) the legality, validity, binding effect or enforceability of any Loan Document.

         "Materially Underfunded Plan" means, at any time, a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of $10,000,000.

         "Maturity Date" means August 19, 2002.

         "Minimum Amount" means, with respect to each action described below, the following amount set forth opposite such action:

                                                            Multiples
                                         Minimum           in excess of
          Type of Action                  Amount          Minimum Amount
          --------------               -----------        --------------
          Borrowing of,
          prepayment of
          or conversion into,
          Base Rate Loans              $ 5,000,000          $   500,000

          Borrowing of,
          prepayment of
          continuation of,
          or conversion into,
          Offshore Rate Loans          $ 5,000,000          $ 1,000,000

          Borrowing of,
          prepayment of
          continuation of,
          or conversion into,
          CD Rate Loans                $ 5,000,000          $ 1,000,000

          Reduction in
          Commitments                  $ 5,000,000          $ 1,000,000

          Assignments                  $25,000,000                  n/a

         "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions, but does not include (i) Multiemployer Plans to which no member of the Controlled Group had withdrawal liability and an obligation to contribute at all times following the enactment of the Multiemployer Pension Plan Amendments Act of 1980, and (ii) Multiemployer Plans as to which all members of the Controlled Group have both completely withdrawn and paid the full amount of any withdrawal liability.

         "Net Cash Proceeds" means, in respect of any issuance of equity, the cash proceeds received or receivable in connection therewith, net of reasonable costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Borrower.

         "Net Income" means, with respect to any fiscal period, for any Person the consolidated net income of such Person and its consolidated Subsidiaries, determined in accordance with GAAP.

         "Notes" means, collectively, the Committed Loan Notes and the Competitive Loan Notes.

         "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit E.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all obligations of every kind or nature of Borrower from time to time owed to the Administrative Agent, any Bank, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise, and whether absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, now existing or hereafter arising, pursuant to the terms of any of the Loan Documents, and including interest that accrues after the commencement of any Insolvency Proceeding.

         "Offshore Rate" means, for each Interest Period in respect of an Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

         Offshore Rate =                LIBOR
                         -----------------------------------
                         1.0 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Reserve Percentage" means the maximum reserve percentage, if any (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                  "LIBOR" means the rate of interest per annum determined by the Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the amount of BofA's Loan to be made or

         Continued as, or Converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by BofA to major banks in the London interbank market at its request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Margin Bid" has the meaning set forth in Section 2.3(b).

         "Offshore Rate Loan" means a Loan bearing interest at the rate determined by reference to the Offshore Rate.

         "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease other than any such lease under which that Person is the lessor.

         "Ordinary Course Guaranty Obligations" means any Guaranty Obligations of Borrower or any of its Subsidiaries consisting of obligations in respect of surety bonds, letters of credit, performance bonds, leases, indemnities or similar obligations incurred in connection with a transaction entered into in the Ordinary Course of Business of Borrower or any of its Subsidiaries.

         "Ordinary Course of Business" means, in respect of any transaction involving Borrower or any Subsidiary of Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation relating to the foregoing or the organization of such corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Accounts Receivable Financing" means a sale or discount of accounts receivable of Borrower and/or its Subsidiaries (a) that does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and (b) that does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000.

         "Permitted Disposition" means a Disposition of (a) inventory or other assets sold, leased or otherwise disposed of in the Ordinary Course of Business of Borrower or a Subsidiary, (b) Dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business, (c) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or where Borrower or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or its Subsidiary, (d) a Disposition to Borrower or a Subsidiary, (e) Dispositions of accounts receivable in connection with a Permitted Accounts Receivable Financing and (f) Dispositions identified on Schedule 7.2.

         "Permitted Liens" means:

                  (a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded under the Code;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto or which do not in the aggregate with respect to any one Property so encumbered have a Material Adverse Effect;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) (i) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition; (ii) Liens existing on any asset of any person at the time such person becomes a Subsidiary of Borrower and not created in contemplation of such event; (iii) Liens on any asset of any person existing at the time such person is merged or consolidated with or into Borrower or a Subsidiary of Borrower and not created in contemplation of such event; and (iv) Liens arising out of the refinancing, extension, renewal or refunding of any obligations secured by any Lien permitted by this clause (d); provided that such obligations are not increased and are not secured by any additional assets;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrower and its Subsidiaries;

                  (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

                  (g) Liens on the Property of Borrower or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the Ordinary Course of Business;

                  (h) Liens associated with a Permitted Accounts Receivable Financing;

                  (i) Liens on Property or assets of a Subsidiary of Borrower to secure indebtedness of such Subsidiary to Borrower or its Subsidiaries;

                  (j) Liens securing financing for all or a portion of the purchase or construction cost of real Property acquired after the Closing Date to be used in the Ordinary Course of the Business (provided that any such Lien shall not encumber any other Property of Borrower or its Subsidiaries), including Capital Lease Obligations and the ownership by third parties of assets capitalized as finance leases under GAAP;

                  (k) Liens arising from purchase money financing of equipment, including Capital Lease Obligations and the ownership by third parties of assets capitalized as finance leases under GAAP;

                  (l) Liens arising in the Ordinary Course of Business in favor of a customer, which Liens are inherent in the government contracting process; and

                  (m) Liens on assets identified as "Restricted Cash" on Borrower's balance sheet which are payable to third parties.

         "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Authority, or other entity.

         "Plan" means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which any member of the Controlled Group sponsors or maintains or to which Borrower or member of the Controlled Group makes or is obligated to make contributions, and which is subject to the provisions of Title IV of ERISA.

         "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Pro Rata Share" means, with respect to each Bank, the percentage of the combined Commitments set forth opposite the name of that Bank on Schedule 2.1.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         "Quarterly Payment Date" means each June 30, September 30, December 31 and March 31.

         "Reduction Amount" means, with respect to each Reduction Date, the amount, if any, necessary to reduce the then applicable combined Commitments to the level set forth below opposite that Reduction Date:

                              Maximum
                              Amount of             Maximum
          Reduction           Quarterly             Remaining
          Dates               Reduction             Commitments
          ----------          ------------          ------------
           9/30/1999          $ 12,500,000          $687,500,000
          12/31/1999            12,500,000           675,000,000

           3/31/2000            12,500,000           662,500,000
           6/30/2000            12,500,000           650,000,000
           9/30/2000            18,750,000           631,500,000
          12/31/2000            18,750,000           612,500,000

           3/31/2001            18,750,000           593,750,000
           6/30/2001            18,750,000           575,000,000
           9/30/2001            18,750,000           556,250,000
          12/31/2001            18,750,000           537,500,000

           3/31/2002            18,750,000           518,750,000
           6/30/2002            18,750,000           500,000,000
         Maturity Date                                         0


provided, however, that the amount of any quarterly reduction set forth above shall be reduced by an amount equal to the amount of any voluntary reductions in the combined Commitments that has been previously applied against such quarterly reduction amount pursuant to Section 2.5.

         "Reduction Date" means each of the dates set forth under the heading "Reduction Dates" in the table in the definition of "Reduction Amount."

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the requirement of 30-day notice has not been waived, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "Request for Extension of Credit" means a written request substantially in the form of Exhibit A, duly completed and signed by a Responsible Officer.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

         "Requisite Banks" means (a) as of any date of determination if the Commitments are then in effect, Banks having in the aggregate 51% or more of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans outstanding, Banks holding Loans aggregating 51% or more of the aggregate outstanding principal amount of the Loans.

         "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such Person, or (b) irrevocable written notice to the intended recipient, in each case (x) delivered or made to such Person at the address, telephone number or facsimile number set forth on Schedule 10.2 or as otherwise designated by such Person by Requisite Notice to the Administrative Agent and
(y) if made by Borrower, given by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

         "Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action on or prior to the date (the "relevant date") set forth below (all times are California time) :

         Action                            Time               Date
         ------                            ----               ----
         Borrowing of,                      8:00 a.m.         Relevant date
         prepayment of
         or conversion into,
         Base Rate Loans

         Borrowing of,                     10:00 a.m.         3 Business Days
         continuation of,                                     prior to
         prepayment of or                                     relevant date
         conversion into
         Offshore Rate Loans
         of 1, 2, 3 or 6 months

         Borrowing of,                     10:00 a.m.         5 Business Days
         continuation of,                                     prior to
         prepayment of or                                     relevant date
         conversion into
         Offshore Rate Loans
         of 9 or 12 months

         Borrowing of,                     10:00 a.m.         2 Business Days
         continuation of,                                     prior to
         prepayment of or                                     relevant date
         conversion into
         CD Rate Loans

         Voluntary Reduction               10:00 a.m.         3 Business Days
         of Commitments                                       prior to
                                                              reduction date

         Funds made available by           11:00 a.m.         Relevant date
         Banks or Borrower to
         Administrative Agent

         "Responsible Officer" means the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief legal officer, the treasurer or the controller of Borrower. Any document or certificate hereunder that is signed or executed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and to have acted on behalf of Borrower.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "Synthetic Lease" means, with respect to any Person, (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer).

         "type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan,
(c) a CD Rate Loan, (d) a Competitive Loan bearing interest at an Absolute Rate and (e) a Competitive Loan bearing interest based upon the Offshore Rate.

         "Unfunded Pension Liabilities" means with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         1.2 Performance; Time. Except as otherwise specifically provided herein, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         1.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, that, if Borrower notifies the Administrative Agent that Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies Borrower that the Requisite Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Borrower and the Requisite Banks.

         1.4 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

         1.5 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.6 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules. References to Schedules which have been supplemented pursuant to Section 4.2(d) shall be to such Schedules as so supplemented.

         1.7 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

         1.8 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Section 2
                 COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

         2.1 The Commitments.

         (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally (and not jointly) agrees, to make, Convert and Continue Committed Loans during the Availability Period as Borrower may request; provided, however, that the aggregate principal amount of all Committed Loans made by such Bank shall not exceed such Bank's Commitment at any time, and the aggregate principal amount of all Committed Loans and all Competitive Loans made by all Banks shall not exceed the combined Commitments at any time. Subject to the foregoing and other terms and conditions hereof, Borrower may Borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

         (b) Committed Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the Ordinary Course of Business. Upon the request of any Bank made through the Administrative Agent, such Bank's Committed Loans may be evidenced by one or more Committed Loan Notes, instead of or in addition to loan accounts. (Each such Bank may endorse on the schedules annexed to its Committed Loan Note the date, amount and maturity of its Committed Loans and payments with respect thereto.) Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Committed Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Committed Loans.

         2.2 Borrowings, Conversions and Continuations of Committed Loans.

         (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount by delivering a duly completed Request for Extension of Credit by Requisite Notice not later than the Requisite Time. All Borrowings, Conversions or Continuations shall constitute requests for Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. If Borrower requests Offshore Rate Loans with Interest Periods of nine or twelve months, Borrower shall request such Interest Periods by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice not later than the Requisite Time for such a request, and the Administrative Agent shall promptly notify each Bank of such request. Each Bank shall promptly notify the Administrative Agent (who shall promptly notify Borrower) whether such Bank, in its sole discretion, consents to funding an Offshore Rate Loan for such requested Interest Period(s) for such Borrowing. If any Bank does not so consent, Offshore Rate Loans shall not be available for such Interest Period(s) for such Borrowing.

         (b) Promptly following receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Bank of its Pro Rata Share thereof by Requisite Notice. Each Bank shall make the funds for its Loan available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in
Section 4, all funds so received shall be made available to Borrower.

         (c) The Administrative Agent shall promptly notify Borrower and the Banks of the Offshore Rate applicable to any Offshore Rate Loan upon determination of same.

         (d) Unless the Administrative Agent and the Requisite Banks otherwise consent, Loans with no more than 15 different Interest Periods shall be outstanding at any one time.

         (e) No Loans other than Base Rate Loans may be requested or continued during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Banks may determine that any or all of the then outstanding Committed Loans other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrower from the Administrative Agent and shall continue so long as such Default or Event of Default continues to exist.

         (f) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (g) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

         2.3 Competitive Loans.

         (a) Subject to the terms and conditions hereof, at any time and from time to time during the Availability Period, each Bank may in its sole and absolute discretion make Competitive Loans to Borrower in such principal amounts as Borrower may request; provided, however, that the aggregate principal amount of all Loans made by all Banks shall not exceed at any time the combined Commitments; provided, further, that the outstanding Competitive Loans made by any Bank may exceed its Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the aggregate outstanding principal amount thereof.

         (b) Borrower may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a duly completed Competitive Bid Request by Requisite Notice not later than the Competitive Loan Requisite Time therefor. Each Competitive Bid Request shall state whether a Competitive Bid is requested on the basis of a fixed interest rate (an "Absolute Rate Bid") or on the basis of a margin above or below the Offshore Rate (an "Offshore Margin Bid"). Borrower may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request. Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

         (c) No Competitive Bid Request shall be made for an Absolute Bid with a maturity of less than 14 days or more than 180 days, for an Offshore Margin Bid with a maturity of less than two weeks or more than six months, or in any case with a maturity date subsequent to the Maturity Date. No more than ten different maturities for Competitive Loans may be outstanding at any time.

         (d) The Administrative Agent shall promptly notify the Banks of a Competitive Bid Request by delivering a written copy thereof to the Banks. Each Bank may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable, duly completed Competitive Bid to the Administrative Agent by the Competitive Loan Requisite Time for delivering Competitive Bids. Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a duly completed Competitive Bid Request, or that is otherwise not responsive to the Competitive Bid Request shall be disregarded. A Bank may subsequently correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time for delivering Competitive Bids. The Administrative Agent may, but shall not be required to, notify any Bank of any manifest error it detects in such Bank's Competitive Bid.

         (e) The Competitive Bid Maximum offered by a Bank for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by Borrower, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Bank is bidding. Each Competitive Bid shall expire unless accepted by Borrower prior to the Competitive Loan Requisite Time for accepting Competitive Bids.

         (f) The Administrative Agent shall promptly notify Borrower of the names of the Banks providing conforming Competitive Bids and the terms of such Competitive Bids. Borrower may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, provided, that if Borrower accepts any Competitive Bid, or any portion thereof, the following shall apply:
(i) Borrower must notify the Administrative Agent of its acceptance of any Competitive Bids not later than the Competitive Loan Requisite Time for doing so, (ii) Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of Absolute Rate Bids at a higher fixed interest rate, (iii) Borrower must accept all Offshore Margin Bids at all lower margins over the Offshore Rate before accepting any portion of Offshore Margin Bids at a higher margin over the Offshore Rate, (iv) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (v) if two or more Banks have submitted a Competitive Bid at the same fixed interest rate or margin, then Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Competitive Bid Maximum of each Bank for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Banks for such Competitive Loans (subject to clause (iv) above) and (vi) Borrower may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request.

         (g) The Administrative Agent shall promptly notify each of the Banks whose Competitive Bid, or any portion thereof, has been accepted or rejected by Borrower by telephone, which notification shall promptly be confirmed in writing, delivered in person or by telecopier to such Banks. Any Competitive Bid, or portion thereof, not timely accepted by Borrower and/or timely notified by the Administrative Agent to a Bank as having been accepted shall be deemed rejected.

         (h) In the case of an Offshore Margin Bid, the Administrative Agent shall determine the Offshore Rate on the date which is two Business Days prior to the date of the proposed Competitive Loan, and shall promptly thereafter notify Borrower and the Banks whose Offshore Margin Bids were accepted by Borrower of such Offshore Rate.

         (i) Each Bank which has had a Competitive Bid, or portion thereof, accepted by Borrower shall make the funds for its Competitive Loan(s) available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for making such funds available on the Business Day specified in such Competitive Loan Request. Upon satisfaction or waiver of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower.

         (j) The Administrative Agent shall notify all Banks promptly after each Competitive Bid auction of the ranges of bids submitted and accepted for each Competitive Loan and the aggregate amount of Competitive Loans borrowed.

         (k) Each Bank's Competitive Loan shall be evidenced by that Bank's Competitive Loan Note or by one or more loan accounts or records maintained by such Bank in the ordinary course of business, in each case subject to Section 2.1(b).

         (l) Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan.

         2.4 Prepayments.

         (a) Borrower may at any time and from time to time voluntarily prepay Committed Loans in a Minimum Amount after delivering an irrevocable Requisite Notice not later than the Requisite Time for prepayments. The Administrative Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. Each prepayment must be made ratably to all outstanding Committed Loans borrowed on the same day.

         (b) If for any reason the principal amount of the Loans exceeds the Commitments as in effect or as reduced or any limitation set forth in this Agreement, Borrower shall immediately prepay Loans sufficient to cure such overage.

         (c) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.5.

         (d) Competitive Loans may not be prepaid.

         2.5 Voluntary Reduction of Commitments. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon giving Requisite Notice not later than the Requisite Time, voluntarily to reduce, permanently and irrevocably, in a Minimum Amount, or to terminate, the then unused portion of the Commitments, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid facility fees with respect to the portion of the Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any reduction or termination of the Commitments under this Section.

Each Bank's Commitment shall be reduced by an amount equal to such Bank's Pro Rata Share times the amount of such reduction. Any voluntary reductions in the Commitments shall become effective on the date requested by Borrower and shall be applied against future Reduction Amounts on such Reduction Date as selected by Borrower at the time of such reduction.

         2.6 Mandatory Reductions in Commitments.

         (a) The combined Commitments shall automatically and ratably be reduced on each Reduction Date by the Reduction Amount applicable on such date. The amount of any Reduction Amount shall be reduced by an amount equal to the amount of any voluntary reductions in the Commitments that has been previously applied against such Reduction Amount on such Reduction Date. The combined Commitments shall be reduced to zero on the Maturity Date.

         (b) All accrued facility fees to but not including the effective date of each reduction shall be paid on the effective date thereof such reduction.

         (c) If, after giving effect to any of the foregoing reductions, the aggregate principal amount of all Committed Loans and Competitive Loans exceeds the combined Commitments, Borrower shall immediately prepay Committed Loans in an aggregate amount equal to such excess. Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.5.

         2.7 Principal and Interest.

         (a) If not sooner paid, the outstanding principal amount of each Committed Loan and Competitive Loan shall be due and payable on the Maturity Date.

         (b) Subject to Section 2.7(c), Borrower shall pay interest on the unpaid principal amount of the Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any Insolvency Proceeding) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition thereof, plus, in the case of Offshore Rate Loans and CD Rate Loans, the Applicable Amount.

         (c) If any amount of principal of or interest on any Loan or any other amount payable under any Loan Document is not paid in full when due (whether by acceleration or otherwise), Borrower shall pay interest on such unpaid amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon, at a fluctuating rate of interest rate equal to the Default Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by Requirement of Law, and payable on demand.

         2.8 Fees.

         (a) Facility Fee. Borrower shall pay to the Administrative Agent, for the account of each Bank a facility fee equal to the Applicable Amount for the facility fee times such Bank's Pro Rata Share of the daily aggregate amount of the combined Commitments, regardless of usage (determined daily on a per annum basis). The facility fee under the Commitments shall accrue from the Closing Date to but excluding the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The facility fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

         (b) Agency Fee. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

         2.9 Computation of Fees and Interest. Computations of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computations of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by any Requirement of Law shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

         2.10 Manner and Treatment of Payments among the Banks, Borrower and the Administrative Agent.

         (a) Unless otherwise provided herein, all payments by Borrower or any Bank hereunder shall be made to the Administrative Agent at the Administrative Agent's Office and account in immediately available funds not later than the Requisite Time. All payments received after the Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Bank, by wire transfer to such Bank at the address specified in Schedule 10.2. The Administrative Agent's determination, or any Bank's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

         (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

         (d) Unless Borrower or any Bank has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower or the Bank, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent, then:

                  (i) if Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

                  (ii) if any Bank failed to make such payment, such Bank shall on the Business Day following such Borrowing Date pay to the Administrative Agent the amount of such assumed payment made available to Borrower, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to Borrower to the date such amount is paid to the Administrative Agent at the Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

         2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.


                                    Section 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY


         3.1 Taxes. Each payment of any amount payable by Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that Borrower is obligated by any Requirement of Law to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Authority and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Applicable Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If a Bank shall become aware that receipt of such a payment resulted in an excess payment or credit to that Bank on account of such Applicable Taxes, that Bank shall promptly refund such excess to Borrower. In addition, if any Governmental Authority imposes any penalties, interest or other liabilities on any Bank by reason of Borrower failing to deduct or withhold sufficient amounts on account of Applicable Taxes, or otherwise, Borrower shall indemnify such Bank against such penalties, interest or other liabilities; provided, however, that Borrower shall not be obligated to indemnify any Bank for such amounts to the extent arising from such Bank's failure to act in good faith in promptly notifying Borrower thereof within 45 days from the date on which such Bank became aware of such penalties, interest or other liabilities. Payment by Borrower under this section shall be made within 30 days from the date any Bank makes written demand for indemnification hereunder, which demand shall set forth in reasonable detail the calculation of the amount being requested from Borrower. If a Bank shall become aware that it is entitled to receive a refund or credit from a relevant Governmental Authority directly attributable to Applicable Taxes as to which it has been indemnified by Borrower pursuant to this Section, it shall promptly notify Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by Borrower (whether as a result of notification that it has made to Borrower or otherwise), make a claim to such Governmental Authority for such refund or credit at Borrower's expense so long as making such a claim is not inconsistent with such Bank's internal policies and is not otherwise disadvantageous to such Bank.

         3.2 Illegality.

         (a) If any Bank shall determine that the introduction of any Requirement of Law after the date hereof, or any change in any Requirement of Law or in the interpretation or administration thereof after the date hereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted after the date hereof that it is unlawful, for such Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make Offshore Rate Loans shall be suspended until such Bank shall have notified Borrower (with a copy to the Administrative Agent) that the circumstances giving rise to such determination no longer exists.

         (b) If any Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, Borrower shall prepay in full all Offshore Rate Loans then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.5.

         3.3 Increased Costs and Reduction of Return. If any Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the CD Rate or the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, provided that if such guideline or request does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to such Bank), after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore

Rate Loans or CD Rate Loans, then Borrower shall be liable for, and shall from time to time, within 10 Business Days after demand therefor by such Bank, pay to such Bank additional amounts as are sufficient to compensate such Bank for such increased costs.

         3.4 Capital Adequacy. If any Bank shall determine that (a) the introduction after the date hereof of any Capital Adequacy Regulation, (b) any change after the date hereof in any Capital Adequacy Regulation, (c) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, within 10 Business Days after demand of such Bank, Borrower shall upon demand pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

         3.5 Breakfunding Costs. Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of: (a) the failure of Borrower to make any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of Borrower to Borrow, Continue or Convert an Offshore Rate Loan or a CD Rate Loan after Borrower has given a Request for Extension of Credit; (c) the failure of Borrower to make any prepayment of an Offshore Rate Loan or a CD Rate Loan after Borrower has given a notice in accordance with Section 2.5; (d) if caused by Borrower or as a result of any acceleration of the Loans by reason of a Default or Event of Default, the prepayment of an Offshore Rate Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (e) if caused by Borrower or required by the Requisite Banks pursuant to Section 2.2(e), the Conversion of any Offshore Rate Loan or CD Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or CD Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrower to a Bank under this Section, (i) each Offshore Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each CD Rate Loan made by each Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the CD Rate for such CD Rate Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded.

         3.6 Inability to Determine Rates. If the Requisite Banks shall have advised the Agent of the Requisite Banks' determination that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan or that the Offshore Rate or CD Rate applicable pursuant to
Section 2.7(b) for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Administrative Agent will forthwith give notice of such determination to Borrower. Thereafter, the obligation of the Banks to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Requisite Banks revoke such notice in writing to Borrower and the Administrative Agent; provided, however, that no outstanding CD Rate Loan or Offshore Rate Loan shall be terminated prior to the expiration of the Interest Period unless required by law. Upon receipt of such notice, Borrower may revoke any Request for Extension of Credit then submitted by it. If Borrower does not revoke such notice, each Bank shall make, Convert or Continue its Offshore Rate Loan, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, Converted or Continued as Base Rate Loans instead of CD Rate Loans or Offshore Rate Loans.

         3.7 Matters Applicable to all Requests for Compensation.

         (a) Borrower shall not be required to compensate any Bank under Section
3.3 or 3.4 for amounts allocable to any period more than 30 days prior to the date that such Bank initially notifies Borrower that it intends to claim compensation under such Sections; provided, however, that if such claim relates to any cost or increase that has been retroactively imposed upon such Bank, Borrower shall be required to compensate such Bank for amounts allocable to the period since the date such cost or increase was so imposed upon such Bank, provided that such Bank notifies Borrower that it intends to claim such compensation within 60 days of such retroactive cost or increase having been imposed.

         (b) The Administrative Agent and any Bank shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent or that Bank under this Section 3 has been determined, concurrently with demand for such payment. The Administrative Agent's or any Bank's determination of any amount payable under this Section 3 shall be conclusive in the absence of manifest error.

         (c) For purposes of calculating amounts payable under this Section 3 any Loans shall be deemed to have been funded at the underlying applicable interest rate set forth in the definition thereof whether or not such Loans was, in fact, so funded.

         (d) All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Loans.

         (e) Upon (i) Borrower becoming obligated for any taxes with respect to any Bank pursuant to Section 3.1, (ii) any Bank making a claim for compensation under Section 3.3 or Section 3.4), or (iii) any Bank invoking Section 3.6, such Bank, upon not less than 10 Business Days' Requisite Notice from Borrower (with a copy to the Administrative Agent), shall execute and deliver a Notice of Assignment and Acceptance covering that Bank's Pro Rata Share in favor of such Eligible Assignee as Borrower may designate, subject to payment in full by such Eligible Assignee of all principal, interest, compensation, fees and other amounts owing to such Bank through the date of assignment, including without limitation all amounts owing under this Section 3. Upon the removal of any Bank, it shall be released from all obligations and liabilities under any Loan Document. An assignment pursuant to this Section shall be governed by the provisions of Section 10.5 other than the Minimum Amount limitation therein contained. Alternatively, Borrower may, upon 10 Business Days' notice to the Administrative Agent (who shall notify each Bank) reduce the combined Commitments by an amount equal to that Bank's Pro Rata Share (and, for this purpose, no Minimum Amounts shall apply), and in connection therewith, deliver to the Administrative Agent for the account of such Bank, the amounts, described in the first sentence above and release such Bank from its Pro Rata Share.

                                    Section 4
                                   CONDITIONS

         4.1 Conditions Precedent to Closing Date. The effectiveness of this Agreement is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to all Banks:

         (a) Credit Agreement. This Agreement executed by Borrower, the Administrative Agent and all Banks;

         (b) Notes. If requested by a Bank, Notes executed by Borrower in favor of such Bank;

         (c) Resolutions; Incumbency of Borrower. (i) Copies of the resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of the Agreement and the other Loan Documents to be delivered by Borrower hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower and (ii) a certificate of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to execute, deliver and perform the Loan Documents to be delivered by Borrower hereunder;

         (d) Articles of Incorporation; By-Laws and Good Standing of Borrower. Each of the following documents: (i) the articles or certificate of incorporation of Borrower as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of Borrower as of a recent date, and the bylaws of Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Borrower as of the Closing Date; and
(ii) a good standing certificate for Borrower from the Secretary of State of Delaware as of a recent date;

         (e) Opinion of Counsel. An opinion of corporate counsel and addressed to the Administrative Agent and the Banks substantially in the form of Exhibit F;

         (f) Officer's Certificate. A certificate of a Responsible Officer dated the Closing Date certifying that (i) the representations and warranties contained in Section 5 are true and correct in all material respects, (ii) no Default or Event of Default has occurred and is continuing, and (iii) there has occurred since January 31, 1997, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

         (g) Payment of Agency Fee. The agency fees payable on the Closing Date shall have been paid; and

         (h) Other Documents. Such other approvals, opinions or documents as the Banks may reasonably request by notice to Borrower prior to the Closing Date.

         4.2 Conditions Precedent to Effective Date. The obligation of each Bank to make its initial Extension of Credit hereunder is subject to the condition that all conditions precedent set forth in Section 4.1 have been satisfied or waived by the Administrative Agent, and the Administrative Agent shall have received on or before the Effective Date all of the following, in form and substance satisfactory to the Administrative Agent:

         (a) Completion of Bellcore Acquisition.

                  (i) Evidence that the Bellcore Acquisition is being, or concurrently herewith is being, completed on the Effective Date substantially in accordance with the Bellcore Purchase Agreement, which, except as set forth in Schedule 4.2(a)(i), is in substantially the form of such documents previously provided to the Administrative Agent, and, except as set forth in Schedule 4.2(a)(i), the Bellcore Acquisition is being completed substantially in accordance with the terms of the Bellcore Purchase Agreement without any material waiver or amendment not consented to by the Banks; provided that changes to schedules 4.3(a), 4.3(c), 4.7, 4.8, 4.9(a) and 4.10 to the Bellcore
         Purchase Agreement shall not be deemed material for purposes of this subsection. The Bellcore Purchase Agreement is in full force and effect and, to Borrower's knowledge, no party is in default thereunder. All necessary or required material approvals, consents, exemptions, authorizations, and other actions by, or notices to, or filings with, all Governmental Authorities in connection with the completion of the Bellcore Acquisition have been obtained;

                  (ii) after giving effect to the Bellcore Acquisition: (A) the representations and warranties contained in Section 5 are true and correct in all material respects, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, and (C) there has occurred since January 31, 1997, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

                  (iii) before and after giving effect to the Bellcore Acquisition, no Bellcore Material Adverse Effect has occurred; and

                  (iv) no legal or arbitral proceedings shall be pending or threatened by or before any Governmental Authority with respect to the Bellcore Acquisition that seeks to enjoin, restrict or prevent the Bellcore Acquisition or otherwise to impose materially adverse conditions upon the Bellcore Acquisition or upon Borrower or its Subsidiaries after consummation of the Bellcore Acquisition;

         (b) Officer's Certificate re Bellcore Acquisition. A certificate of a Responsible Officer dated the Effective Date:

                  (i) attaching thereto, to the extent not previously delivered to the Administrative Agent, a true, correct and complete copy of the Bellcore Purchase Agreement; and

                  (ii) stating that the matters set forth in Section 4.2(a) are true and correct;

         (c) Termination of Existing Agreements. Evidence that Borrower has terminated, or concurrently with the initial funding hereunder will be terminating, all commitments under Existing Agreements and shall have paid all amounts owing to the banks thereunder;

         (d) Supplements to Schedules. Supplements to Schedule 5.7 (ERISA Plans), Schedule 5.12 (Subsidiaries) and Schedule 7.1 (Existing Liens) reflecting the Bellcore Acquisition; and

         (e) Payment of Attorney Costs. All Attorney Costs of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 10.4, and invoiced to Borrower prior to the Effective Date, shall have been paid.

                    4.3 Any Extensions of Credit. The obligation of each Bank to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant date:

         (a) Request for Extension of Credit. The Administrative Agent shall have timely received a duly completed Request for Extension of Credit by Requisite Notice by the Requisite Time;

         (b) Continuation of Representations and Warranties. Except for the representations and warranties set forth in

Sections 5.6(b), 5.10(b) and 5.12 (which shall be made solely as of the Closing Date and the Effective Date), the representations and warranties made by Borrower contained in Section 5 shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date; and

         (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Extension of Credit.

Each Request for Extension of Credit shall constitute a representation and warranty by Borrower, as of the date of each such Request and as of the date of each Extension of Credit that the conditions in this Section 4.3 are satisfied.


                                    Section 5
                         REPRESENTATIONS AND WARRANTIES


         Borrower represents and warrants to the Administrative Agent and the Banks that:

         5.1 Corporate Existence and Power. Borrower and each of its corporate
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations, if any, under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (d) is in compliance with every Requirement of Law except where such noncompliance would not have a Material Adverse Effect.

         5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by Borrower of each Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not:
(a) contravene the terms of any of Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which Borrower or its

Property is subject; or (c) violate any Requirement of Law applicable to Borrower.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by Borrower of any Loan Document to which it is a party, other than routine filings required to be made by Borrower in the ordinary course of business after the date hereof.

         5.4 Binding Effect. Each Loan Document to which Borrower is a party constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against Borrower, its Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) have a reasonable possibility of an adverse decision which would have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority against Borrower purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 No Event of Default.

         (a) No Event of Default exists or would result from the incurring of any Obligations by Borrower.

         (b) Neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

         5.7 ERISA Compliance.

         (a) Schedule 5.7 lists all Plans maintained or sponsored by Borrower or to which it is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each Plan other than a Multiemployer Plan is in compliance, and, with respect to each Multiemployer Plan, Borrower has no knowledge that such Multiemployer Plan is not in compliance, in all material respects with the applicable provisions of ERISA, the Code and other Federal or applicable state law that is not preempted by ERISA. Each Qualified Plan has been determined by the Internal Revenue Service ("IRS") to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (b) There is no outstanding liability (excluding PBGC premiums due but not delinquent under Section 4001 of ERISA) under Title IV of ERISA with respect to any Plan maintained or sponsored by Borrower or any ERISA Affiliate (as to which Borrower is or may reasonably be expected to be liable), nor with respect to any Plan to which Borrower or any ERISA Affiliate (wherein Borrower is or may be liable) contributes or is obligated to contribute, which would reasonably be expected to have a Material Adverse Effect. None of the Qualified Plans has Unfunded Pension Liabilities as to which Borrower is or may be liable, and which would reasonably be expected to have a Material Adverse Effect.

         (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by Borrower or to which Borrower is obligated to contribute and as to which Borrower is or may reasonably be expected to be liable, and which would reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of Borrower, or (iii) any fiduciary with respect to any Plan for which Borrower may be directly or indirectly liable, through indemnification obligations or otherwise which in each case would reasonably be expected to have a Material Adverse Effect. Borrower has not transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA which has a reasonable likelihood of having a Material Adverse Effect.

         5.8 Regulations G, T, U and X. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X.

         5.9 Taxes. Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all material Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

         5.10 Financial Condition.

         (a) The audited consolidated financial statements of financial condition of Borrower and its Subsidiaries dated January 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) are complete and accurate in all material respects and fairly present, in all material respects, the financial condition of Borrower and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b) Since January 31, 1997, there has been no Material Adverse Effect.

         5.11 Environmental Matters.

         (a) To the knowledge of the Responsible Officers of Borrower, the on-going operations of Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not reasonably be likely to have a Material Adverse Effect. To the knowledge of the Responsible Officers of Borrower, Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its ordinary course operations, all such Environmental Permits are in good standing, and Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or maintain such Environmental Permits or such noncompliance would not be reasonably likely to have a Material Adverse Effect.

         5.12 Subsidiaries. As of the Closing Date and the Effective Date, Borrower has no Subsidiaries other than those specifically disclosed on Schedule 5.12.

         5.13 Insurance. The material real Properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies (except to the extent self-insurance is permitted pursuant to Section 6.6), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where Borrower or such Subsidiary operates.

         5.14 Full Disclosure. No written information furnished to the Administrative Agent or any Bank by Borrower contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading on and as of the date of such written information.

         5.15 Public Utility Holding Company Act; Investment Company Act. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Borrower is not and is not required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.16 Title to Properties. Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for Liens permitted by Section 7.1 and for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                                    Section 6
                              AFFIRMATIVE COVENANTS

         So long as any principal of, or interest on, any Loan or fee due hereunder remains unpaid, or any portion of the Commitments remains in force:

         6.1 Financial Statements. Borrower shall deliver to the Administrative Agent, with sufficient copies for each Bank:

         (a) as soon as available, but not later than 120 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position of Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Borrower's or any Subsidiary's records;

         (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each year, a copy of the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth the financial position and the results of operations of Borrower and its Subsidiaries in conformity with GAAP applied on a basis consistent with prior years, subject to changes resulting from audit and normal year-end adjustments;

         (c) as soon as available, but not later than 120 days after the end of each Fiscal Year, a copy of the unaudited consolidating balance sheet of Bellcore as at the end of such year and the related consolidating statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year; and

         (d) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each year, a copy of the unaudited consolidating balance sheet of Bellcore as of the end of such quarter and the related consolidating statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth the financial position and the results of operations of Bellcore, subject to changes resulting from audit and normal year-end adjustments.

         6.2 Certificates; Other Information. Borrower shall deliver to the Administrative Agent, with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(d), a Compliance Certificate signed by a Responsible Officer; and

         (b) promptly, such additional business, financial, corporate affairs and other information in form and detail satisfactory to the Agent and the Requisite Banks as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         6.3 Notices. Promptly upon a Responsible Officer of Borrower becoming aware of the same, Borrower shall promptly notify the Administrative Agent (who shall notify each Bank):

         (a) of the occurrence of any Default or Event of Default;

         (b) of any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Borrower or any of its Subsidiaries and any Governmental Authority or any Person which would reasonably be expected to have a Material Adverse Effect;

         (c) upon, but in no event later than 10 days after, a Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower, any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, and (ii) any other material Environmental Claims, which in the case of clauses (i) and (ii) would reasonably be expected to have a Material Adverse Effect;

         (d) of any ERISA Event affecting Borrower or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to Borrower or any member or its Controlled Group with respect to such ERISA Event;

         (e) any public announcement of any change in the Pricing Ratings; and

         (f) of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries.

         Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of Borrower setting forth details of the occurrence referred to therein, and stating what action (if any is required) Borrower proposes to take with respect thereto.

         6.4 Preservation of Corporate Existence, Etc. Borrower shall, and shall cause Bellcore to, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business the non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing herein shall prevent to the extent not otherwise prohibited by the provisions of Section 7.2 or 7.3, a consolidation or merger of Borrower or Bellcore.

         6.5 Maintenance of Property. Borrower shall, and shall cause Bellcore to, maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, in Borrower's reasonable judgment the non-maintenance or non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section shall require the making of any repair or replacement of or to any particular Property that would not be required in the exercise of sound business judgment.

         6.6 Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and Property and casualty insurance; provided that Borrower or any of its Subsidiaries may self-insure to the extent that it maintains adequate reserves therefor and self-insurance is customary and prudent in its business judgment.

         6.7 Compliance with Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply, in all material respects with any Requirement of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such Requirement of Law the non-compliance with which would not be reasonably expected to have a Material Adverse Effect.

         6.8 Inspection of Property and Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and such Subsidiaries. Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that Borrower may, if it chooses, be present at any such discussions) at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided that the foregoing shall be subject to compliance with applicable security regulations of any Governmental Authority and shall not require Borrower to permit inspection of any Properties or financial or operating records to an extent that would require Borrower or any of its Subsidiaries to reveal any of its trade secrets, research data or proprietary information which its management in good faith believes to be irrelevant to this Agreement.

         6.9 Environmental Laws. Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

         6.10 Use of Proceeds. Borrower shall use the proceeds of the Loans to fund the purchase price of the Bellcore Acquisition and related expenses and for working capital and other general corporate purposes not in contravention of any Requirement of Law.


                                    Section 7
                               NEGATIVE COVENANTS

         So long as any principal of, or interest on, any Loan or fee due hereunder remains unpaid, or any portion of the Commitments remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 Liens, Negative Pledges. Make, create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

         (a) Liens securing Indebtedness and other obligations existing on the Closing Date, and, in the case of Liens securing Indebtedness and other obligations in excess of $250,000 set forth in Schedule 7.1, and any Lien securing any Indebtedness permitted hereunder that replaces any such Lien provided that such replacement Lien does not encumber any additional Property;

         (b) Liens securing Indebtedness and other obligations of Bellcore existing on the Effective Date and, in the case of

Liens securing Indebtedness in excess of $250,000 set forth in a supplement to
Schedule 7.1, and any Lien securing any Indebtedness permitted hereunder that replaces any such Lien provided that such replacement Lien does not encumber any additional Property;

         (c) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Borrower and its Subsidiaries do not exceed $10,000,000;

         (d) Liens securing obligations not exceeding $100,000,000 in the aggregate on (i) the assets of single purpose Subsidiaries and (ii) assets of Borrower or any of its Subsidiaries incurred in connection with and related solely to the toll collection business;

         (e) Permitted Liens;

         (f) Liens in connection with Synthetic Leases permitted under Section 7.5; and

         (g) Liens not otherwise permitted by the foregoing clauses of this Section provided that the aggregate amount of indebtedness or other obligations secured by such other Liens permitted by this subsection (g) does not at any time exceed an amount equal to 15% of Consolidated Net Worth.

         7.2 Dispositions. Make any Disposition of its Property, whether now owned or hereafter acquired, except for:

         (a) Permitted Dispositions;

         (b) any Disposition consisting of a merger or consolidation permitted pursuant to Section 7.3; and

         (c) Dispositions not otherwise permitted hereunder which are made for fair market value not exceeding $50,000,000 in the aggregate in any Fiscal Year; provided, that at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition.

         7.3 Mergers. Merge or consolidate with or into any Person, except:

         (a) any Subsidiary may merge with Borrower, provided that Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries of Borrower;

         (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or a Subsidiary of Borrower; and

         (c) Borrower may merge with another corporation, provided that Borrower shall be the surviving corporation, and that after giving effect to such merger, no Default or Event of Default shall then have occurred or exist.

         7.4 Limitation on Guaranty Obligations. Create, incur, assume, suffer to exist, or otherwise be liable with respect to, any Guaranty Obligations, except for:

         (a) guaranties of employee loans not exceeding $5,000,000 in aggregate principal amount outstanding at any time;

         (b) Guaranty Obligations consisting of bid and performance bonds for the benefit of third parties not exceeding $150,000,000 in aggregate principal amount at any time;

         (c) Ordinary Course Guaranty Obligations; and

         (d) other Guaranty Obligations not exceeding 15% of Consolidated Net Worth.

The Guaranty Obligations limited by this Section 7.4 shall not include claims for refunds or the imposition of charges made by customers of Borrower and its Subsidiaries based on unsatisfactory work by Borrower or any of its Subsidiaries in the Ordinary Course of Business, except that such claims shall be included, and shall be taken into account, with respect to the other covenants set forth in this Section 7 when recognized as liabilities on Borrower's balance sheet in accordance with GAAP.

         7.5 Synthetic Leases. Create, incur, assume, suffer to exist, or otherwise be liable, directly or indirectly, with respect to, any Synthetic Leases, except for Synthetic Leases related to Real Property having a value (determined at the time of each transaction) not exceeding $175,000,000 in aggregate amount at any time.

         7.6 Compliance with ERISA. To the extent an event or condition specified in this Section has a reasonable likelihood of having a Material Adverse Effect, (a) terminate any Plan subject to Title IV of ERISA, (b) permit to exist any ERISA Event, (c) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the Ordinary Course of Business or (d) permit the existence of Unfunded Pension Liabilities.

         7.7 Consolidated Net Worth. Permit its Consolidated Net Worth at any time to be less than $448,000,000 plus 50% of each Fiscal Year's Net Income (but without reduction for any losses in any Fiscal Year) for each Fiscal Year commencing February 1, 1997 plus 75% of the Net Cash Proceeds of any material corporate stock offering through an acquisition or private or public equity offering after the Closing Date (other than from Net Cash Proceeds received from employees' and pension plans' customary quarterly stock purchases).

         7.8 Leverage Ratio. Permit at any time the Leverage Ratio to be greater than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

                                                               Maximum
         Period                                                Ratio
         ------                                                -------
         Closing Date through
           January 31, 1998                                    0.70 to 1.00

         February 1, 1998 through
           January 31, 1999                                    0.65 to 1.00

         February 1, 1999 through
           January 31, 2000                                    0.60 to 1.00

         February 1, 2000 and
           thereafter                                          0.55 to 1.00

         7.9 Annualized Interest Coverage Ratio. Permit the Annualized Interest Coverage Ratio to be less than 3.50 to 1.00 at any time.

         7.10 Bellcore Funded Debt Ratio. Permit at any time the Bellcore Funded Debt Ratio to exceed 1.75 to 1:00.

         7.11 Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the Fiscal Year of Borrower or of any of its consolidated Subsidiaries.

         7.12 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

                                    Section 8
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


         8.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

         (a) Non-Payment. Borrower fails to pay, (i) within one day after the same shall become due, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any interest on any Loan, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

         (b) Representation or Warranty. Any material representation or warranty by Borrower made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.3, 7.7, 7.8, 7.9 or 7.10; or

         (d) Other Defaults. Borrower fails to perform or observe any other term, covenant or agreement contained in any Loan Document not specifically mentioned in this Section 8.1 and, such default shall continue unremedied for a period of 30 days after notice by the Administrative Agent thereof; or

         (e) Cross Default. Borrower or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness (other than non-recourse Indebtedness) owing to any Person (other than the Obligations hereunder) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

         (f) Insolvency; Voluntary Proceedings. Borrower or any of its material Subsidiaries, (i) ceases or fails to be solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any of its material Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, in each case relating to an Insolvency Proceeding, is issued or levied against a substantial part of Borrower's or any material Subsidiary's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower or any of its material Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) Borrower or any of its material Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

         (h) ERISA. Any of the following events or conditions occurs or exists which has a reasonable likelihood of having a Material Adverse Effect: (i) Borrower or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) an ERISA Event; (iv) the IRS shall have determined that a Plan that is intended to be qualified under Section 401(a) of the Code is not qualified; or (v) the occurrence of any combination of events listed in clauses (iii) through (iv) that involves a net increase in aggregate Unfunded Pension Liabilities and other liabilities; or

         (i) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against Borrower or any of its Subsidiaries, involving in the aggregate a liability (not fully covered by independent third-party insurance and for which the relevant insurer has acknowledged liability) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof or such later time as may be provided for the filing of an appeal; or

         (j) Change in Control. (i) Any Person (other than a Plan or Plans) or two or more Persons (other than a Plan or Plans) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) individuals who at the beginning of any two year period constituted Borrower's Board of Directors cease for any reason to constitute a majority of directors then in office.

         8.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by any Requirement of Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(f) or 8.1(g), the Requisite Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

         (b) Upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), the Commitments and all other obligations of the Administrative Agent or the Banks and all rights of Borrower under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower and the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

         (c) Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Requisite Banks, or may with the consent of the Requisite Banks, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), proceed to protect, exercise and enforce the rights and remedies of the Administrative Agent and the Banks under the Loan Documents against Borrower and such other rights and remedies as are provided by Requirement of Law or equity.

         (d) The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement not existing or hereafter arising.

         (e) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including reasonable Attorneys Costs incurred by the Administrative Agent and the Banks), and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or under any Requirement of Law or in equity.

                                    Section 9
                            THE ADMINISTRATIVE AGENT


         9.1 Appointment and Authorization. Subject to Section 9.7, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

         9.2 Administrative Agent and Affiliates. Bank of America National Trust and Savings Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America National Trust and Savings Association (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in any other capacity. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         9.3 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this

Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

         9.4 Action by Administrative Agent.

         (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Bank that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

         (b) The Administrative Agent has only those duties under the Loan Documents as are expressly set forth therein.

         (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 10.1) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to any applicable Requirement of Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

         (d) If the Administrative Agent has received a notice specified in subsection (a), the Administrative Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks, or of all the Banks, as required hereunder, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to any applicable Requirement of Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Banks, or all the Banks, if required hereunder, fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

         (e) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks, or all the Banks, if required hereunder, notwithstanding any other provision hereof.

         9.5 Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

         (a) May treat any Bank as a Bank until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank.

         (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or their Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

         (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

         (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect the Property, books or records of Borrower or its Subsidiaries.

         (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith.

         (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, facility fees, Loans and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         9.6 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share (if the Commitments are then in effect) or in accordance with its proportion of the aggregate outstanding Loans (if the Commitments have then been terminated), indemnify and hold the Administrative Agent and its Affiliates, directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, Attorneys Costs that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than Loan losses incurred by reason of the failure of Borrower to pay the Loans) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower is required by Section 10.4 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 9.6 shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

         9.7 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Borrower shall appoint from among the Banks a successor Administrative Agent for the Banks, unless an Event of Default has occurred and is continuing, in which case such successor administrative agent shall be selected from among the Banks by the Requisite Banks. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9, and Sections 10.4 and
10.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as a successor administrative agent is appointed as provided for above.

         9.8 No Obligations of Borrower. Nothing contained in this Section 9 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

         9.9 Documentation Agent; Syndication Agent. None of the Banks identified on the facing page or signature pages of this Agreement as Documentation Agent or Syndication Agent shall have any right, power, obligation, liability or responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relations with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking any action hereunder.

                                   Section 10
                                  MISCELLANEOUS

         10.1 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower and, in the case of any amendment, modification or supplement affecting the rights and duties of the Administrative Agent, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of each Bank affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

         (a) To decrease the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or to increase the amount of the Commitment or the Pro Rata Share of such Bank, or to decrease the amount of any facility fee payable to such Bank, or any other fee or amount payable to such Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any facility fee;

         (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan or any installment of any facility fee, or to extend the term of the Commitments;

         (c) To amend the provisions of the definition of "Requisite Banks,"
Section 4 or this Section; or

         (d) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

         10.2 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for therein shall be given by Requisite Notice and shall be effective as follows:

                                                 Effective on earlier of
         Mode of Delivery                        actual receipt and:
         ----------------                        -----------------------
         Courier                                 On scheduled delivery date

         Facsimile                               When transmission complete

         Mail                                    Fourth Business Day after
                                                 deposit in U.S. mail

         Personal delivery                       When received

         Telephone                               When answered

provided, however, that notice to the Administrative Agent pursuant to Section 2 or 9 shall not be effective until actually received by the Administrative Agent. The Administrative Agent and any Bank shall be entitled to rely and act on any notice purportedly given by or on behalf of Borrower even if such notice (i) was not made in a manner specified herein, (ii) was incomplete, or (iii) was not preceded or followed by any other notice specified herein or the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. Borrower shall indemnify the Administrative Agent and any Bank from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Bank or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by any Requirement of Law or equity. The terms and conditions of Section 9 are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

         10.4 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

         (a) pay or reimburse the Administrative Agent within five Business Days after demand for all reasonable costs and expenses incurred by the Administrative Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Administrative Agent with respect thereto; and

         (b) pay or reimburse the Administrative Agent and each Bank after demand for all reasonable costs and expenses incurred by it in connection with the enforcement after a Default or Event of Default, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Administrative Agent and any Bank.

         10.5 Binding Effect; Assignment.

         (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed; it being understood that it shall not be deemed unreasonable to withhold such consent if based solely on the desire to avoid the payment of additional costs or taxes), (ii) a copy of a Notice of Assignment and Acceptance shall be delivered to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share which is equivalent to less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Administrative Agent of such Notice Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Bank to Borrower of any Note) to such assignee Bank, one or more Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

         (c) By executing and delivering a Notice of Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (d) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 10.2 giving effect thereto.

         (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitments or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduce the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant or (C) reduce the amount of any installment of principal owing to such participant.

         10.6 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it that is ratably more than all Extensions of Credit (including Competitive Loans) made by any other Bank, through any means, then, subject to any applicable Requirement of Law: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Banks a participation in the Obligations held by the other Banks and shall pay to the other Banks a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consent to the foregoing arrangements and agree that any Bank holding a participation in an Obligation so purchased may, to the fullest extent permitted by any applicable Requirement of Law, exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

         10.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.

         10.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.9 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Administrative Agent and the Banks, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         10.10 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         10.11 GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, COUNTY OF LOS ANGELES AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENT OF LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         10.12 WAIVER OF JURY TRIAL. BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO

ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.13 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between Borrower, the Administrative Agent and the Banks, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, and any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or any Bank.

         10.14 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, the Banks, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or any Bank merely because of the Administrative Agent's or any Bank's involvement in the preparation of such documents and agreements.

         10.15 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Loan pursuant hereto is several and not joint or joint and several. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

         10.16 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Administrative Agent and each Bank and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for Bank Taxes) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Authority or any litigation commenced by a private party against the Borrower or any Affiliate which requests the discovery of documents or the production of witnesses by the Administrative Agent or any Bank ; and (c) any and all liabilities, losses, costs or expenses (including reasonable Attorneys Cost of any Indemnitee and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

         10.17 Nonliability of the Banks. Borrower acknowledges and agrees that the relationship between Borrower and the Administrative Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with its Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters is solely for the protection of the Administrative Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon.

         10.18 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         10.19 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.20 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent,
(a) within 20 days after the Closing Date, or (b) prior to accepting an assignment or receiving a participation interest herein, two duly signed completed copies of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-8 or W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent two such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any Requirement of Law that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to timely deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including reasonable Attorneys Fees of the Administrative Agent. The obligation of the Banks under this

Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.21 Confidentiality. Each Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to a Bank's Affiliates; (b) to other Banks and their Affiliates; (c) to legal counsel and accountants for Borrower or any Bank; (d) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (e) to regulatory officials having jurisdiction over that Bank; (f) as required by any Requirement of Law or legal process or in connection with any legal proceeding to which that Bank and Borrower is adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Loans, provided that the recipient has agreed to treat such information confidentially on a basis similar to the foregoing. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Authority and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person on a non-confidential basis. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Banks to Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                       SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION
                                       a Delaware corporation


                                       By:       /s/ DANIEL W. BALDWIN
                                           -------------------------------------
                                                     Daniel W. Baldwin
                                                   Senior Vice President
                                                        and Treasurer

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Administrative Agent


                                       By:     /s/ LORI KANNEGIETER
                                            ------------------------------------
                                                   Lori Kannegieter
                                                   Managing Director


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a
                                       Bank


                                       By:     /s/ LORI KANNEGIETER
                                            ------------------------------------
                                                   Lori Kannegieter
                                                   Managing Director

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                       By:   /s/ DEBRA H. IMHOF
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       CITICORP USA, INC. (CUSA)


                                       By: /s/ WALTER LARSEN
                                           -------------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------

                                       THE BANK OF NEW YORK


                                       By:  /s/ REBECCA K. LEVINE
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY


                                       By:  /s/ S.E. GODDARD
                                           -------------------------------------

                                       Title: Assistant V.P.
                                              ----------------------------------

                                       THE CHASE MANHATTAN BANK


                                       By:  /s/ RICHARD C. SMITH
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       THE FUJI BANK, LIMITED, LOS
                                       ANGELES AGENCY


                                       By: /S/ M. SUKUDA
                                           -------------------------------------

                                       Title: Joint General Manager
                                              ----------------------------------

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, LOS ANGELES AGENCY


                                       By:  /s/ VINCENT L. TIMIRAOS
                                           -------------------------------------

                                       Title: Senior V.P. and Senior Mgr.
                                              ----------------------------------

                                       NATIONSBANK OF TEXAS, N.A.


                                       By:   /s/ MICHAEL M. SHAFROTH
                                           -------------------------------------

                                       Title: Senior V.P.
                                              ----------------------------------

                                       ROYAL BANK OF CANADA


                                       By:  /s/ MICHAEL A. COLE
                                           -------------------------------------

                                       Title: Manager
                                              ----------------------------------

                                       WACHOVIA BANK, N.A.


                                       By: /S/ TODD J. EAGLE
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       THE DAI-ICHI KANGYO BANK,
                                       LTD., LOS ANGELES AGENCY


                                       By:   /s/ MAGATSUGU MORISHITA
                                           -------------------------------------

                                       Title: Sr. V.P. and Joint General Mgr.
                                              ----------------------------------

                                       MELLON BANK, N.A.


                                       By: /S/ EDWIN H. WIEST
                                           -------------------------------------

                                       Title: First Vice President
                                              ----------------------------------

                                       THE BANK OF NOVA SCOTIA


                                       By: /S/ WERNER TILLINGER
                                           -------------------------------------

                                       Title: Relationship Mgr.
                                              ----------------------------------

                                       DEUTSCHE BANK AG
                                       NEW YORK AND/OR CAYMAN ISLANDS
                                       BRANCHES


                                       By:   /s/ RALF HOFFMAN
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       By:   /s/ JEAN M. HANNIGAN
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       THE FIRST NATIONAL BANK OF
                                       MARYLAND


                                       By: /S/ CAROL A. DALTON
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       THE NORTHERN TRUST COMPANY


                                       By:   /s/ JOHN E. BURDA
                                           -------------------------------------

                                       Title: Second V.P.
                                              ----------------------------------

                                       THE SANWA BANK, LIMITED, LOS
                                       ANGELES BRANCH


                                       By: /S/ GILL S. REALON
                                           -------------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                                                       EXHIBIT A


                         REQUEST FOR EXTENSION OF CREDIT



                                                  Date: _________________, _____


             To:  Bank of America National Trust and
                  Savings Association, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement (Multi-Year Facility) dated as of August 20, 1997 among Science Applications International Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned hereby requests a (select one):

         ______ Borrowing of Committed Loans

         ______ Conversion or Continuation of Committed Loans

         1. On ___________________, 19__

         2. In the amount of $____________________.

         3. Comprised of _______________________________
                            [type of Loan requested]

         4. If applicable: with an Interest Period of ________________________ months/days.

         The foregoing request complies with the requirements of Section 2 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

                  (a) except for the representations and warranties set forth in Sections 5.6(b), 5.10(b) and 5.12 of the Agreement (which shall be made solely as of the Closing



                                      A - 1
                         REQUEST FOR EXTENSION OF CREDIT

         Date and the Effective Date), the representations and warranties made by Borrower contained in Section 5 of the Agreement shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date; and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.


                                       SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------





                                      A - 2
                         REQUEST FOR EXTENSION OF CREDIT

                                                                       EXHIBIT B



                             COMPLIANCE CERTIFICATE



                                              Financial
                                        Statement Date: __________________, ____


               To:  Bank of America National Trust and
                    Savings Association, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement (Multi-Year Facility) dated as of August 20, 1997 among Science Applications International Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Borrower, and that:

[Use following paragraphs when delivering this Compliance Certificate in connection with the annual financial statements pursuant to Sections 6.1(a) and 6.1(c).]

         1. Attached as Schedule 1 hereto is:

         (a) a copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the above date and the related statements of income and cash flows for the Fiscal Year ended on such date, setting forth in each case in comparative form the figures for the previous year, accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm which report states that such consolidated financial statements present fairly, in all material respects, the financial position of Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion is not qualified or limited because of a restricted or limited



                                      B - 1
                             COMPLIANCE CERTIFICATE
examination by such accountant of any material portion of Borrower's or any Subsidiary's records; and

         (b) a copy of the unaudited consolidating balance sheet of Bellcore as at the above date and the related consolidating statements of income and cash flows for the Fiscal Year ended on such date, setting forth in each case in comparative form the figures for the previous year.


[Use following paragraphs when delivering this Compliance Certificate in connection with the quarterly financial statements pursuant to Sections 6.1(b) and 6.1(d).]

         1. Attached as Schedule 1 hereto is:

         (a) a copy of the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the above date and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of the quarter ended on such date, setting forth the financial position and the results of operations of Borrower and its Subsidiaries in conformity with GAAP applied on a basis consistent with prior years, subject to changes resulting from audit and normal year-end adjustments; and

         (b) a copy of the unaudited consolidating balance sheet of Bellcore as of the above date and the related consolidating statements of income and cash flows for the period commencing on the first day and ending on the last day of the quarter ended on such date, setting forth the financial position and the results of operations of Bellcore, subject to changes resulting from audit and normal year-end adjustments.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by Borrower, and the undersigned has no knowledge of any Default or Event of Default.



                                      B - 2
                             COMPLIANCE CERTIFICATE

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, ___.


                                       SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------





                                      B - 3
                             COMPLIANCE CERTIFICATE

                                               Date: _____________________, ____
                                                     For the Fiscal Quarter/Year
                                               ended _____________________, ____


                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

             (all calculations are for Borrower and its Subsidiaries
                             on a consolidated basis

I. Section 7.7 - Consolidated Net Worth.

        A.   Consolidated Net Worth:                            $_______________

        B.   50% of each Fiscal Year's Net Income
             commencing with February 1, 1997 (but
             without reduction for any losses
             in any Fiscal Year):                               $_______________
        C.   75% of Net Cash Proceeds from any
             material corporate stock offering
             after the Closing Date (excluding
             Net Cash Proceeds from employees'
             and pension plans' customary
            quarterly stock purchases):                         $_______________

        D.   Total (Lines I.B + I.C + $448,000,000): $

              Minimum requirement: Line I.A to be greater than Line I.D


II.     Section 7.8 - Leverage Ratio.

        A.   Consolidated Funded Debt:

             1.  Indebtedness for borrowed money
                 or incurred in connection with
                 acquisitions:                                  $_______________

             2.  Capital Lease Obligations:                     $_______________

             3.  Guaranty Obligations with respect
                 to Funded Debt of others:                      $_______________

             4.  Consolidated Funded Debt
                 (Lines II.A.1 + II.A.2 + II.A.3):              $_______________

        B.   Leverage Ratio (Line II.A.4 / Line I.A): ___________to 1


                                      B - 4
                             COMPLIANCE CERTIFICATE

             Maximum permitted ratio:
                                                               Maximum
             Period                                            Ratio
             ------                                            --------
             Closing Date through
               January 31, 1998                                0.70 to 1.00

             February 1, 1998 through
               January 31, 1999                                0.65 to 1.00

             February 1, 1999 through
               January 31, 2000                                0.60 to 1.00

             February 1, 2000 and
               thereafter                                      0.55 to 1.00


III.    Section 7.9 - Annualized Interest Coverage Ratio.

        A. EBITDA of Borrower and its Subsidiaries for period of last Fiscal Quarter and three immediately preceding Fiscal Quarters ("Subject Period")

             1.  Net Income for Subject Period:                 $_______________

             2.  Interest Expense for Subject Period:           $_______________

             3.  Federal and state taxes on or
                 measured by income for
                 Subject Period:                                $_______________

             4.  Depreciation, amortization and
                 other non-cash expenses for
                 Subject Period:                                $_______________

             5.  EBITDA (Lines III.A.1 +
                 III.A.2 + III.A.3 + III. A.4):                 $_______________

        B. EBITDA of Bellcore for full Fiscal Quarters in Subject Period during which Bellcore was owned by Borrower ("Includable Period"):

             1.  Bellcore Net Income for Includable
                 Period:                                        $_______________

             2.  Bellcore Interest Expense for
                 Includable Period:                             $_______________

             3.  Federal and state taxes on or
                 measured by income for
                 Includable Period:                             $_______________



                                      B - 5
                             COMPLIANCE CERTIFICATE

             4.  Depreciation, amortization and
                 other non-cash expenses for
                 Includable Period:                             $_______________

             5.  Bellcore EBITDA (Lines III.B.1 +
                 III.B.2 + III.B.3 + III. B.4):                 $_______________

        C.   Annualized Bellcore EBITDA
             (Lines III.B.1 + III.B.2 + III.B.3 +
             III.B.4 times the multiplier
             determined below):                                 $_______________

             Includable Period                      Multiplier
             -----------------                      ----------
                  3 months                               4
                  6 months                               2
                  9 months                               4/3

        D.   Annualized Bellcore Interest Expense
             (Lines III.B.2 times the multiplier
             determined above):                                 $_______________

        E.   Annualized EBITDA (Line III.A.5 +
             Line III.C):                                       $_______________

        F.   Annualized Interest Expense
             (Line III.A.2 + Line III.D):                       $_______________

        G.   Annualized Interest Coverage Ratio
             (Line III.E / Line III.F):                          __________ to 1

             Minimum permitted ratio:                                 3.50 to 1


IV.     Section 7.10 - Bellcore Funded Debt Ratio.

        A.   Bellcore Funded Debt:

             1.  Indebtedness of Bellcore
                 for borrowed money:                            $_______________

             2.  Capital Lease Obligations
                 of Bellcore:                                   $_______________



                                      B - 6
                             COMPLIANCE CERTIFICATE

             3.  Guaranty Obligations of Bellcore
                 with respect to Funded
                 Debt of others:                                $_______________

             4.  Obligations of Bellcore under
                 Permitted Accounts
                 Receivable Financings:                         $_______________

             5.  Bellcore Funded Debt
                 (Lines IV.A.1 + A.2 + A.3 + A.4):              $_______________

        B.   Bellcore Funded Debt Ratio
             (Line IV.A.5 / Line III.B.5):                       __________ to 1

             Maximum permitted ratio:                                 1.75 to 1






                                      B - 7
                             COMPLIANCE CERTIFICATE

                                                                       EXHIBIT C

                           FORM OF COMMITTED LOAN NOTE



$ ___________________                                            August 20, 1997


         FOR VALUE RECEIVED, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank") at its Lending Office the principal sum of $ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Committed Loans made by the Bank to Borrower under the Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Committed Loan, at such office, in like money and funds, for the period commencing on the date of such Committed Loan until such Committed Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Committed Loan made by the Bank to Borrower, and each payment made on account of the principal of such Committed Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Committed Loan Note, endorsed by the Bank on the schedule attached to this Committed Loan Note or any continuation of such schedule, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Committed Loan Note in respect of the Committed Loans made by the Bank.

         This promissory note is one of the Committed Loan Notes referred to in the Credit Agreement (Multi-Year Facility) dated as of August 20, 1997 among Borrower, the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;") the terms defined therein being used herein as therein defined).

         The Credit Agreement provides for the acceleration of the maturity of this Committed Loan Note upon the occurrence of certain events and for prepayments of Committed Loans upon the terms and conditions specified in the Credit Agreement. If any



                                      C - 1
                           FORM OF COMMITTED LOAN NOTE
amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

         Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Committed Loan Note.

         Except as permitted by the Credit Agreement, this Committed Loan Note may not be assigned by the Bank or Borrower to any other Person.

         THIS COMMITTED LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA.


                                       SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION,
                                       a Delaware corporation


                                       By: _____________________________________
                                                     Daniel W. Baldwin
                                                   Senior Vice President
                                                        and Treasurer




                                      C - 2
                           FORM OF COMMITTED LOAN NOTE

                        Schedule to Committed Loan Note

                                     (3)
                    (2)             End of             (4)               (5)
      (1)          Amount          Interest         Principal         Notation
     Date          of Loan          Period            Amount          Made By
------------    -------------    -------------    -------------    -------------
------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

                           FORM OF COMMITTED LOAN NOTE

                                                                     EXHIBIT D-1



[To be sent by facsimile to the Administrative Agent, who will, in turn forward this Competitive Bid Request to the Banks]


                             COMPETITIVE BID REQUEST

To:  Bank of America National Trust and
     Savings Association, as Administrative Agent and the Banks referred to below

Ladies and Gentlemen:

            Reference is made to that certain Credit Agreement (Multi- Year Facility) dated as of August 20, 1997 among Science Applications International Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The Banks are invited to make Competitive Loans:

         1.  On _____________________, 19__.

         2. In an aggregate amount not exceeding $_________________ (with any sublimits set forth below).

         3.  Comprised of (select one):

_______  Competitive Loans based ______ Competitive Loans based on an Absolute
         Rate:                                     on Offshore Rate:

Competitive                                             Maximum principal
Loan no.              Maturity requested                amount requested
-----------           ------------------                ------------------
(1)                 _________ days/wks/mos               $____________


(2)                 _________ days/wks/mos               $____________


(3)                 _________ days/wks/mos               $____________




                                     D-1 - 1
                             COMPETITIVE BID REQUEST

         The foregoing request complies with the requirements of Section 2.3 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

                  (a) except for the representations and warranties set forth in Sections 5.6(b), 5.10(b) and 5.12 of the Agreement (which shall be made solely as of the Closing Date and the Effective Date), the representations and warranties made by Borrower contained in Section 5 of the Agreement shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date; and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Extension of Credit.

         Borrower authorizes the Administrative Agent to deliver this Competitive Bid Request to the Banks. Responses by Banks must be in the form of Exhibit D-2 to the Agreement and must be received by the Administrative Agent by the Competitive Loan Requisite Time for submitting Competitive Bids.


                                       _________________________________________
                                                        [Borrower]


                                       By: _____________________________________
                                                    [Responsible Officer]





                                     D-1 - 2
                             COMPETITIVE BID REQUEST

                                                                     EXHIBIT D-2


                                 COMPETITIVE BID

                                                          ________________, 199_


To:  Bank of America National Trust and
     Savings Association, as Administrative Agent


Ladies and Gentlemen:

            Reference is made to that certain Credit Agreement (Multi- Year Facility) dated as of August 20, 1997 among Science Applications International Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

            In response to the Competitive Bid Request dated _____________, 199_ , the undersigned offers to make the following Competitive Loan(s):

            1.          Borrowing date: ________________, 199_

            2.          In an aggregate amount not exceeding
                        $______________ (with any sublimits
                        set forth below).

            3. Comprised of:

For requested Competitive                                Absolute Amount
Offshore                            Competitive               Bid or
Loan with a maturity of             Bid Maximum             Margin Bid
-------------------------           -----------          ---------------
(1)  _____ days/wks/mos          $_______________         (- +) ________%


(2)  _____ days/wks/mos          $_______________         (- +) ________%


(3)  _____ days/wks/mos          $_______________         (- +) ________%




                                     D-2 - 1
                                 COMPETITIVE BID

Contact Person: _____________________ Telephone: _______________________________




                                       _________________________________________
                                                         [Bank]


                                       By: _____________________________________

                                       Title: __________________________________






                                     D-2 - 2
                                 COMPETITIVE BID

                                                                     EXHIBIT D-3


                          FORM OF COMPETITIVE LOAN NOTE




$______________________                                _________________________


         FOR VALUE RECEIVED, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Bank") at its Lending Office the principal sum of $_________________ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Competitive Loans made by the Bank to Borrower under the Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Loan until such Competitive Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Competitive Loan made by the Bank to Borrower, and each payment made on account of the principal of such Competitive Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Competitive Loan Note, endorsed by the Bank on the schedule attached to this Competitive Loan Note or any continuation of such schedule, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Competitive Loan Note in respect of the Competitive Loans made by the Bank.

         This promissory note is one of the Competitive Loan Notes referred to in the Credit Agreement (Multi-Year Facility) dated as of August 20, 1997 among Borrower, the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;") the terms defined therein being used herein as therein defined).

         The Credit Agreement provides for the acceleration of the maturity of this Competitive Loan Note upon the occurrence of



                                     D-3 - 1
                          FORM OF COMPETITIVE LOAN NOTE
certain events and for prepayments of Competitive Loans upon the terms and conditions specified in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

         Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Competitive Loan Note.

         Except as permitted by the Credit Agreement, this Competitive Loan Note may not be assigned by the Bank or Borrower to any other Person.

         THIS COMPETITIVE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA.




                                       SCIENCE APPLICATIONS
                                       INTERNATIONAL CORPORATION,
                                       a Delaware corporation


                                       By: _____________________________________
                                                     Daniel W. Baldwin
                                                    Senior Vice President
                                                        and Treasurer




                                     D-3 - 2
                          FORM OF COMPETITIVE LOAN NOTE

                        Schedule to Competitive Loan Note



                                     (3)
                    (2)             End of             (4)               (5)
      (1)          Amount          Interest         Principal         Notation
     Date          of Loan          Period            Amount          Made By
------------    -------------    -------------    -------------    -------------
------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------

------------    -------------    -------------    -------------    -------------



                                     D-3 - 3
                          FORM OF COMPETITIVE LOAN NOTE

                                                                       EXHIBIT E



                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                        __________________, 19__


TO:  Bank of America National Trust and
     Savings Association, as Administrative Agent

Ladies and Gentlemen:


         Reference is made to that certain Credit Agreement (Multi- Year Facility) dated as of August 20, 1997 among Science Applications International Corporation, a Delaware corporation (the "Borrower"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         1. We hereby give you notice of, and request your consent to, the assignment by (the "Assignor") to (the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

                  (a) the aggregate amount of the Assignor's Commitment is $_______________;

                  (b) the aggregate principal amount of its outstanding Committed Loans is $_______________; and

                  (c) the aggregate principal amount of its outstanding Competitive Loans is $_______________.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.5 of the Credit Agreement in connection with this assignment.

         3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _____________, the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same



                                      E - 1
                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE extent as if the Assignee were the Bank originally holding such interest in the Loan Documents.

         4. The following administrative details apply to the Assignee:

            (a) Designated Offshore Lending Office:

                Assignee name: _________________________________________________
                Address: _______________________________________________________
                         _______________________________________________________
                Attention: _____________________________________________________
                Telephone:  (___) ______________________________________________
                Telecopier: (___) ______________________________________________
                Telex (Answerback): ____________________________________________

            (b) Domestic Lending Office:

                Assignee name: _________________________________________________
                Address: _______________________________________________________
                         _______________________________________________________
                Attention: _____________________________________________________
                Telephone:  (___) ______________________________________________
                Telecopier: (___) ______________________________________________
                Telex (Answerback): ____________________________________________

            (c) Notice Address:

                Assignee name: _________________________________________________
                Address: _______________________________________________________
                         _______________________________________________________
                Attention: _____________________________________________________
                Telephone:  (___) ______________________________________________
                Telecopier: (___) ______________________________________________
                Telex (Answerback): ____________________________________________

            (d) Payment Instructions:

                Account No.: ___________________________________________________
                         At: ___________________________________________________

                        Ref.: __________________________________________________
                   Attention: __________________________________________________




                                      E - 2
                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.



                                       Very truly yours,

                                       [Name of Assignor]

                                       By: _____________________________________
                                       Title:


                                       [Name of Assignee]

                                       By: _____________________________________
                                       Title:


We hereby consent to the foregoing assignment.

SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION,
a Delaware corporation


By: ______________________________
Name: ____________________________
Title: ___________________________


BANK OF AMERICA NATIONAL TRUST
   AND SAVINGS ASSOCIATION,
   as Administrative Agent


By: ______________________________
Name: ____________________________
Title: ___________________________






                                      E - 3
                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                                       EXHIBIT F



                      FORM OF OPINION OF CORPORATE COUNSEL











                                      F - 1
                      FORM OF OPINION OF CORPORATE COUNSEL

                                                                    SCHEDULE 2.1


                         COMMITMENTS AND PRO RATA SHARES
                              (Multi-Year Facility)


                                                                   Pro Rata
           Bank                       Commitment                     Share
           ----                      ------------                 ------------
Bank of America National Trust
  and Savings Association            $ 72,000,000                 10.285714280%

Morgan Guaranty Trust Company
  of New York                          72,000,000                 10.285714280%

Citicorp USA, Inc. (CUSA)              72,000,000                 10.285714280%

The Bank of New York                   36,750,000                  5.250000000%

Bank of Tokyo-Mitsubishi
  Trust Company                        36,750,000                  5.250000000%

The Chase Manhattan Bank               36,750,000                  5.250000000%

The Fuji Bank, Limited,
  Los Angeles Agency                   36,750,000                  5.250000000%

The Industrial Bank of Japan,
  Limited, Los Angeles Agency          36,750,000                  5.250000000%

NationsBank of Texas, N.A              36,750,000                  5.250000000%

Royal Bank of Canada                   36,750,000                  5.250000000%

Wachovia Bank, N.A                     36,750,000                  5.250000000%

The Dai-Ichi Kangyo Bank, Ltd.,
  Los Angeles Agency                   32,500,000                  4.642857142%

Mellon Bank, N.A                       32,500,000                  4.642857142%

The Bank of Nova Scotia                25,000,000                  3.571428571%

Deutsche Bank AG                       25,000,000                  3.571428571%

The First National Bank of
  Maryland                             25,000,000                  3.571428571%

The Northern Trust Company             25,000,000                  3.571428571%

The Sanwa Bank, Limited, Los
  Angeles Branch                       25,000,000                  3.571428571%
                                     ------------                -------------
TOTAL                                $700,000,000                100.000000000%
                                     ============                =============

                                                              SCHEDULE 4.2(a)(i)



                              CERTAIN AMENDMENTS TO
                          BELLCORE PURCHASE AGREEMENTS



         Bellcore will initiate and, in accordance with Section 6.2 of the Stock Purchase Agreement, request that SAIC consent to a synthetic lease financing transaction involving real property having a value of approximately $80,000,000 (the "Synthetic Lease Transaction") which will close either concurrently with or immediately before SAIC's acquisition of Bellcore is consummated. As a condition to granting the necessary consent to the Synthetic Lease Transaction, SAIC will require that the current Bellcore shareholders and Bellcore enter into an Amendment to Stock Purchase Agreement which will provide that no gain or loss arising as a result of such Synthetic Lease Transaction (i) will be taken into account for purpose of determining "Interim Period Net Income" (as that term is defined in Section 12.1(b) of the Stock Purchase Agreement) or (ii) will affect the calculation of the final purchase price pursuant to Section 2.3 of the Stock Purchase Agreement.

                                                                    SCHEDULE 5.7


                                   ERISA PLANS



QUALIFIED PLANS:


Borrower:
---------

Science Applications International Corporation Cash or Deferred
    Arrangement (401(k) plan)

Science Applications International Corporation Profit Sharing
    Retirement Plan

Science Applications International Corporation Employee Stock
    Ownership Plan (ESOP)

SAIC Frederick Employee Savings Plan (401(k) plan) SAIC Frederick Retirement Plan (defined benefit pension plan)


Subsidiary Plans (all 401(k) plans):
------------------------------------

TransCore Retirement Savings Plan
General Sciences Corporation Retirement Plan
American Systems Engineering Corporation Employees 401(k)
Profit Sharing Plan
Pathology Associates Retirement Plan


MULTIEMPLOYER PLANS:

None

                                                                   SCHEDULE 5.12


                                  SUBSIDIARIES



American Systems Engineering Corporation
AW Software und Technologie GmbH
Bull, Inc.
Campus Point Realty Corporation
Energy and Technology Management Corporation
General Sciences Corporation
Hicks & Associates, Inc.
INTESA JHK & Associates, Inc.
JMD Development Corporation dba JDA
Network Solutions, Inc.
Pathology Associates International Corporation
PT Science Applications International Corporation Indonesia
R.E. Wright Environmental, Inc.
     Environmental Restoration Systems, Inc.
     Wright Laboratory Services, Inc.
Sachse Engineering Associates, Inc.
SAIC (Bermuda) Ltd.
SAIC Columbia, Limitada
SAIC Commercial Enterprises, Inc.
SAIC de Mexico, S.A. de C.V.
SAIC Engineering, Inc.
SAIC Engineering of Ohio, Inc.
SAIC Global Technology Corporation
SAIC in Novosibirsk
SAIC-MIR
SAIC UK Limited
     SAIC Limited
         Andrew Palmer & Associates Limited
SAIC Ukraine Corporation
Science Applications International (Barbados) Corporation
Science Applications International Corporation (SAIC Canada)
Science Applications International Corporation de Venezuela, S.A.
Science Applications International Corporation (Singapore) Pte. Ltd. Science Applications International Deutschland GmbH
Science Applications International, Europe S.A.
Science Applications International Pty. Ltd.
Science Applications International Technology
Syntonic Technology, Inc. dba TransCore
Systems Control Technology, Inc.
Tenth Mountain Systems, Inc.

                                                                    SCHEDULE 7.1




                                 EXISTING LIENS



(1) Bradford Building Capital Lease


Applied Research, Inc., was merged into Borrower as of January 10, 1994. As part of this transaction, Borrower assumed a capital lease on real property located at 5025 Bradford Boulevard, Huntsville, Alabama 35805, expiring on July 1, 1999. At the time of the merger, the long-term balance of the capital lease obligation was valued at $2,127,817. The total long-term liability outstanding as of July 31, 1997 was $1,104,076.

                                                                    SCHEDULE 7.2




                         CERTAIN PERMITTED DISPOSITIONS



         Borrower currently is contemplating the following dispositions:

         1. Borrower intends to consolidate certain of its transportation businesses under a newly organized subsidiary to be called "Transcore Holdings Corporation" (or such other name as Borrower deems appropriate) and to sell approximately 51% of the authorized stock in such subsidiary to an unrelated investor or investors.

         2. Borrower intends to dispose of its Advanced Nucleonics Division currently operated in Santa Clara, California.

         3. Borrower intends to offer for sale up to 20% of the authorized Class A common stock of its Network Solutions, Inc., subsidiary in an initial public offering.

         4. Borrower intends to dispose of its Wright Laboratory Services division currently operated in Harrisburg, Pennsylvania.

         5. Borrower intends to dispose of its stock in Symmetrix, a company currently located in Boston, Massachusetts.

         The identification of the foregoing possible dispositions in this
Schedule 7.2 should not be construed to reflect Borrower's judgment that such dispositions otherwise would not constitute "Permitted Dispositions" as defined in the Agreement.

                                                                   SCHEDULE 10.2


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES



BORROWER

SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION
10260 Campus Drive
San Diego, California 92121
Attention:  Daniel M. Baldwin
            Senior Vice President
            and Treasurer
Telephone:  (619) 546-6338
Facsimile:  (619) 546-6191


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
AS ADMINISTRATIVE AGENT

Bank of America National Trust
and Savings Association
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Gina Meador
            Vice President
            Agency Management-Los Angeles #20529
Telephone:  (213) 228-5245
Facsimile:  (213) 228-2299


ADMINISTRATIVE AGENT'S PAYMENT OFFICE:

1850 Gateway Boulevard, Fifth Floor
Concord, California 94520
Attention:  Clayton E. Choo
Telephone:  (510) 675-8453
Facsimile:  (510) 675-8500

Account No.  12331-15523 Ref: Science Applications
             International Corporation
             Attention:  Agency Management Services #5596 ABA
             No. 1210-0035-8

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS A BANK

Domestic and Offshore Lending Office:
333 S. Beaudry Avenue, 19th Floor
Los Angeles, CA  90017
Attention:  Jorege Beliz, Sr. Account Adminstrator
Telephone:  (213) 345-6344
Facsimile:  (213) 345-6550

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust and
Savings Association
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Dianne Allen
            Vice President
            Credit Products #5618
Telephone:  (213) 228-2435
Facsimile:  (213) 228-2756


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Domestic Lending Office:
60 Wall Street Branch
c/o J.P. Morgan Services Inc.
500 Stanton-Christiana Road
Loan Operations - 3rd Floor
Newark, DE 19713 Attention:
Telephone:  (302) 634-1853
Facsimile:  (302) 634-1092

Eurodollar Lending Office:
Nassau, Bahamas Office
c/o J.P. Morgan Services Inc.
Euro-Loan Servicing Unit
500 Stanton-Christiana Road
Newark, DE 19713 Attention:
Telephone:
Facsimile:

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY 10260
Attention:  Diana H. Imhof
            Vice President
Telephone:  (212) 648-6948
Facsimile:  (212) 648-5018

with a copy to:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY 10260
Attention:  Robert M. Osieski
            Vice President
Telephone:  (212) 648-7173
Facsimile:  (212) 648-5018


CITICORP USA, INC. (CUSA)

Domestic and Offshore Lending Office:
399 Park Avenue
New York, NY 10043
Attention:  Melanie Vora
Telephone:  (718) 248-5698
Facsimile:  (718) 248-4844 or 4845

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Citicorp USA, Inc. (CUSA)
725 S. Figueroa Street
Los Angeles, CA 90017
Attention:  Hillary Savoie
            Vice President
Telephone:  (213) 239-1506
Facsimile:  (213) 623-3592


THE BANK OF NEW YORK

Domestic and Offshore Lending Office:
One Wall Street, 22nd Floor
New York, NY 10286
Attention:  Dawn Hartling or Sandra Morgan
Telephone:  (212) 635-6742 or 6743
Facsimile:  (212) 635-6399

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Bank of New York
10990 Wilshire Blvd., Suite 1125
Los Angeles, CA 90024
Attention:  Rebecca K. Levine
            Vice President
Telephone:  (310) 996-8659
Facsimile:  (310) 996-8667


BANK OF TOKYO-MITSUBISHI TRUST COMPANY

Domestic and Offshore Lending Office:
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:  Rolando Liy
Telephone:  (201) 413-8570
Facsimile:  (212) 766-3127

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:  Steven Goddard
Telephone:  (212) 782-4359
Facsimile:  (212) 782-6445


THE CHASE MANHATTAN BANK

Domestic and Offshore Lending Office:
270 Park Avenue
New York, NY 10017
Attention:  Lenora Kiernan
Telephone:  (212) 552-7309
Facsimile:  (212) 552-5650

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Chase Manhattan Bank
270 Park Avenue
New York, NY 10017
Attention:  Richard C. Smith
            Vice President
Telephone:  (212) 270-5435
Facsimile:  (212) 270-5100




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
with a copy to:

The Chase Manhattan Bank
270 Park Avenue, 38th Floor
New York, NY 10017
Attention:  Stephen R. Simon
Telephone:
Facsimile:


THE FUJI BANK, LIMITED, LOS ANGELES AGENCY

Domestic and Offshore Lending Office:
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Attention:  Mary Lee
            Loan Administrator
Telephone:  (213) 253-4193
Facsimile:  (213) 253-4178

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Fuji Bank, Limited, Los Angeles Agency
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Attention:  Ching Lim
            Vice President
Telephone:  (213) 253-4179
Facsimile:  (213) 253-4178


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
  LOS ANGELES AGENCY

Domestic and Offshore Lending Office:
350 South Grand Avenue, Suite 1500
Los Angeles, CA 90071
Attention:  Sue Cheung
Telephone:  (213) 893-6498
Facsimile:  (213) 688-7486




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Industrial Bank of Japan, Limited,
  Los Angeles Agency
350 South Grand Avenue, Suite 1500
Los Angeles, CA 90071
Attention:  Steven M. Bradley
Telephone:  (213) 893-6443
Facsimile:  (213) 688-9840


NATIONSBANK OF TEXAS, N.A.

Domestic and Offshore Lending Office:
901 Main Street
Dallas, TX 75202
Attention:  Karen Puente
Telephone:  (214) 508-3089
Facsimile:  (214) 508-0944

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

NationsBank of Texas, N.A.
444 S. Flower Street, Suite 4100
Los Angeles, CA 90071
Attention:  Michele Shafroth
            Senior Vice President
Telephone:  (213) 236-4907
Facsimile:  (213) 624-5815


ROYAL BANK OF CANADA

Domestic and Offshore Lending Office:
One Financial Square, 23rd Floor
New York, NY 10005
Attention:  Linda Smith
Telephone:  (212) 428-6323
Facsimile:  (212) 428-2372




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Royal Bank of Canada
600 Wilshire Blvd., Suite 800
Los Angeles, CA 90017
Attention:  Michael A. Cole
            Manager
Telephone:  (213) 955-5328
Facsimile:  (213) 955-5350


WACHOVIA BANK, N.A.

Domestic and Offshore Lending Office:
191 Peachtree Street N.E.
Atlanta, GA 30303
Attention:  Samantha Field
Telephone:  (404) 332-5271
Facsimile:  (404) 332-6898

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Wachovia Bank, N.A.
191 Peachtree Street N.E.
Atlanta, GA 30303
Attention:  Todd Eagle
Telephone:  (404) 332-4392
Facsimile:  (404) 332-6898


THE DAI-ICHI KANGYO BANK, LTD.,
  LOS ANGELES AGENCY

Domestic and Offshore Lending Office:
555 West Fifth Street, 5th Floor
Los Angeles, CA 90013
Attention:  Selena Larn
Telephone:  (213) 243-4778
Facsimile:  (213) 243-4896




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Dai-Ichi Kangyo Bank, Ltd.,
  Los Angeles Agency
555 West Fifth Street, 5th Floor
Los Angeles, CA 90013
Attention:  John Merhaut
Telephone:  (213) 243-4761
Facsimile:  (213) 624-5258

with a copy to:

The Dai-Ichi Kangyo Bank, Ltd.,
  Los Angeles Agency
555 West Fifth Street, 5th Floor
Los Angeles, CA 90013
Attention:  John Chou
Telephone:  (213) 243-4736
Facsimile:  (213) 624-5258


MELLON BANK, N.A.

Domestic and Offshore Lending Office:
Three Mellon Bank Center, 153-2303
Pittsburgh, PA 15259
Attention:  Ms. J. Helkowski
            Loan Administration
Telephone:  (412) 234-4714
Facsimile:  (412) 236-2027

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Mellon Bank, N.A.
435 Tasso Street, Suite 100
Palo Alto, CA 94301
Attention:  Edwin H. Wiest
Telephone:  (650) 326-3005, ext. 223
Facsimile:  (650) 326-2382


THE BANK OF NOVA SCOTIA

Domestic and Offshore Lending Office:
600 Peachtree Street NE, Suite 2700
Atlanta, GA 30308
Attention:  Amanda Norsworthy
Telephone:  (404) 877-1500
Facsimile:  (404) 888-8998




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, CA 94104
Attention:  Werner Tillinger
            Relationship Manager
Telephone:  (415) 986-1100
Facsimile:  (415) 397-0791


DEUTSCHE BANK AG

Domestic and CD Lending Office:
New York Branch
31 W. 62nd Street
New York, NY 10019
Attention:  Nancy Zom
Telephone:  (212) 469-1112
Facsimile:  (212) 469-1139

LIBOR and Eurodollar Lending Office:
Cayman Islands Branch
c/o New York Branch
31 W. 62nd Street
New York, NY 10019
Attention:  Nancy Zom
Telephone:  (212) 469-1112
Facsimile:  (212) 469-1139

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Deutsche Bank AG
50 California Street, Suite 1500
San Francisco, CA 94111
Attention:  Olaf Janke
Telephone:  (415) 439-5225
Facsimile:  (415) 439-5215


THE FIRST NATIONAL BANK OF MARYLAND

Domestic and Offshore Lending Office:
P.O. Box 1596
25 S. Charles Street
Baltimore, MD 21201
Attention:  Peg Miedzianowski
Telephone:  (410) 244-4839
Facsimile:  (410) 244-4239




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The First National Bank of Maryland
P.O. Box 1596
25 S. Charles Street
Baltimore, MD 21201
Attention:  Jennifer Putnam
Telephone:  (410) 244-4721
Facsimile:  (410) 244-4239


THE NORTHERN TRUST COMPANY

Domestic and Offshore Lending Office:
50 S. LaSalle Street
Chicago, IL 60675
Attention:  Linda Honda
Telephone:  (312) 444-3532
Facsimile:  (312) 635-1566

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60675
Attention:  John E. Burda
Telephone:  (312) 444-4575
Facsimile:  (312) 444-5055


THE SANWA BANK, LIMITED, LOS ANGELES BRANCH

Domestic and Offshore Lending Office:

The Sanwa Bank, Limited, Los Angeles Branch
601 South Figueroa Street, W5-4
Los Angeles, CA 90017
Attention:  Washington Boza
            Assistant Vice President
            Loan Operations
Telephone:  (213) 896-7434
Facsimile:  (213) 623-4912 or (213) 896-7467




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
Notices (other than Borrowing notices and Notices of Conversion/Continuation):

The Sanwa Bank, Limited, Los Angeles Branch
601 South Figueroa Street, W5-4
Los Angeles, CA 90017
Attention:  Gill Realon
            Vice President
Telephone:  (213) 896-7494
Facsimile:  (213) 623-4912 or (213) 896-7467







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